SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary proxy statement ☒ Definitive proxy statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

ITRON, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒ No fee required.

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Your prompt return of the enclosed proxy card will save the postage expense of additional mailings. Your immediate attention to these materials is greatly appreciated.

March 21, 2006

Dear Shareholder:

On behalf of the Board of Directors, I invite you to attend the Itron, Inc. 2006 Annual Meeting of Shareholders. We hope you can join us. The annual meeting will be held:

At:	Principal Executive Offices of the Company Itron, Inc. — in the Atrium 2818 North Sullivan Road Spokane Valley, Washington 99216

On:	Tuesday, May 9, 2006

Time:	8:00 a.m., local time

For our shareholders’ convenience, we will provide a continental breakfast beginning at 7:30 a.m. At that time, shareholders will also have an opportunity to meet personally with our directors and officers to discuss any questions they may have. The annual meeting will begin promptly at 8:00 a.m. The Notice of Annual Meeting of Shareholders, the Proxy Statement and our Annual Report accompany this letter.

We know that many of our shareholders will be unable to attend the annual meeting. We are soliciting proxies so that each shareholder has an opportunity to vote on all matters that are scheduled to come before the shareholders at the annual meeting. Whether or not you plan to attend, please take the time now to read the proxy statement and vote and submit your proxy by telephone, the internet or by signing, dating and returning your proxy card promptly in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised. Regardless of the number of Itron shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in Itron. We look forward to seeing you at our annual meeting.

Sincerely,

LeRoy D. Nosbaum
Chairman and Chief Executive Officer

Itron, Inc., P.O. Box 15288, Spokane Valley, Washington 99215-5288; (509) 924-9900 or (800) 635-5461

ITRON, INC.

2818 North Sullivan Road

Spokane Valley, Washington 99216

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 9, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Itron, Inc. will be held at the principal executive offices of Itron, Inc., in the Atrium, at 2818 North Sullivan Road, Spokane Valley, Washington, at 8:00 a.m., local time, on Tuesday, May 9, 2006, for the following purposes:

(1)	to elect four directors,

(2)	to approve an amendment to the Amended and Restated 2000 Stock Incentive Plan (the “Plan”) to increase the number of shares authorized under the plan,

(3)	to transact any other business that may properly come before the annual meeting.

The Board of Directors has established the close of business on February 28, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.

All shareholders are cordially invited to attend the annual meeting in person.

To ensure representation at the annual meeting, shareholders are urged to submit their proxy as promptly as possible by telephone, the internet or by signing, dating and returning the enclosed proxy card, even if they plan to attend the annual meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for this purpose. Any shareholder attending the annual meeting may vote in person even if that shareholder has returned a proxy.

By order of the Board of Directors,

MariLyn R. Blair
Corporate Secretary

Spokane Valley, Washington

March 21, 2006

PROXY STATEMENT

This proxy statement is being furnished to shareholders of Itron, Inc. in connection with the solicitation by the Board of Directors of proxies for use at the 2006 Annual Meeting of Shareholders. The meeting will be held at the principal executive offices of Itron, Inc. (“Itron” or the “Company”), in the Atrium, at 2818 North Sullivan Road, Spokane Valley, Washington, at 8:00 a.m., local time, on Tuesday, May 9, 2006, for the purposes listed in the accompanying Notice of Annual Meeting of Shareholders. We expect to mail this proxy statement and accompanying proxy to our shareholders on or about March 21, 2006.

Matters to Be Considered at the Annual Meeting

At the annual meeting, we will consider and vote on the following matters:

(1)	the election of one director for a term of two years (until 2008) and the election of three directors for terms of three years (until 2009),

(2)	the approval of an amendment to the Plan to increase the number of shares authorized under the Plan,

(3)	such other business that may properly come before the annual meeting.

Record Date and Outstanding Shares

Holders of record of our common stock at the close of business on February 28, 2006, are entitled to notice of, and to vote at, the annual meeting. On the record date, there were 25,167,158 shares of our common stock outstanding. Each of our directors and executive officers plans to vote or direct the vote of all shares of common stock over which he or she has voting control in favor of (i) the election of the nominees for director and (ii) the approval of the amendment to the Plan.

Revocability of Proxies

Shares represented at the annual meeting by properly signed proxies in the accompanying form will be voted at the annual meeting in accordance with the instructions given in the proxy. A shareholder may revoke a proxy given by the shareholder for use at the annual meeting at any time before the vote. Mere attendance at the annual meeting will not revoke a proxy. A proxy may be revoked by:

•	submitting a later-dated proxy for the same shares at any time before the proxy is voted,

•	delivering written notice of revocation to the Corporate Secretary of Itron at any time before the vote, or

•	attending the annual meeting and voting in person.

If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous meeting.

Quorum and Voting

Each shareholder will be entitled to one vote per share of common stock held on each matter to be voted on. The presence at the annual meeting, in person or represented by proxy, of holders of a majority of the outstanding common stock on the record date will constitute a quorum. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, express or discretionary, to vote on a particular matter) on any of the proposals to be voted on will be counted for purposes of determining the presence of a quorum.

With respect to the election of directors, the nominees receiving the greatest number of votes duly cast will be elected as directors. Holders of common stock are not entitled to cumulative votes in the election of directors. Abstentions from voting on this matter will have no effect on its outcome because abstentions do not represent votes cast by shareholders in favor of any nominee. There will be no broker non-votes on the election of directors because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares in this matter.

Proposal 2, to approve an amendment to the Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Abstentions from voting and broker non-votes on the proposal will not affect the outcome of the proposal because abstentions and broker non-votes do not represent votes cast by shareholders either for or against the proposal.

Proxy Solicitation Costs

We have retained Georgeson Shareholder Communications, Inc., 17 State Street, New York, New York, to aid in the solicitation of proxies. We will bear the cost of such solicitation of proxies, which we estimate will be approximately $6,000 plus expenses. Proxies may be solicited by personal interview, mail, telephone or facsimile. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to the beneficial owners. Our directors, officers and employees may also solicit proxies, without additional compensation, personally or by telephone.

ITEM 1 — ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, with each director generally holding office for a three-year term or until his or her successor has been elected and qualified. At the annual meeting, one director is to be elected for a term of two years (until 2008) and three directors are to be elected for a term of three years (until 2009) or until his or her successor is duly elected and qualified. One director is being nominated to a two-year term instead of a three-year term because Washington law requires the number of directors in each class to be as equal as possible. Unless authority is withheld, the persons named as proxies in the accompanying proxy will vote for the election of the nominees listed below. The Board of Directors has no reason to believe that any of these nominees will be unable to serve as a director. If any of the nominees becomes unavailable to serve, however, the persons named as proxies will have discretionary authority to vote for a substitute nominee. Mary Ann Peters, who has served as a director since 1994, is retiring immediately after the annual meeting. Robert D. Neilson, who served as a director since 2002, retired in December 2005.

Nominee to Serve Until 2008

Charles, H. Gaylord, Jr. (age 60) has been nominated by the Corporate Governance Committee of the Board of Directors to be elected as a director at the annual meeting of shareholders on May 9, 2006 for a two-year term to expire at the annual meeting of shareholders in 2008. Mr. Gaylord is a retired, private technology investor focusing on software and communications. Until his retirement in September 1994, Mr. Gaylord was executive vice president for Intuit Inc., a leading developer of personal and small business finance software programs, Quicken and QuickBooks, and Chairman of ChipSoft, Inc., publisher of the tax preparation software program TurboTax. Mr. Gaylord is a member of the advisory board of Technology Crossover Ventures I, which seeks investments in later-stage private and public information technology companies.

Nominees to Serve Until 2009

Michael B. Bracy (age 64) has been a director of Itron since 1992. Until his retirement in August 1997, Mr. Bracy was executive vice president, chief financial officer and a director of NorAm Energy Corp. (“NorAm”), previously known as Arkla, Inc., an integrated natural gas company engaged in gathering and processing natural gas, inter-and intra-state pipeline transportation, and retail natural gas distribution. After joining NorAm in 1984, he held various executive positions, including chief executive officer of the Arkla Pipeline Group. Before joining NorAm, Mr. Bracy served as executive vice president and chief financial officer of El Paso Natural Gas Company, which he joined in 1977. Mr. Bracy is also a member of the board of directors of TEPPCO Partners, L.P., a publicly traded limited partnership.

Thomas S. Foley (age 77) has been a director of Itron since 2002. Ambassador Foley is a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld and he is currently the chairman of the North American Trilateral Commission. From 1997 to 2001, Ambassador Foley served as the 25th U.S. ambassador to Japan. Ambassador Foley represented Washington State’s Fifth Congressional District from 1965-1995 and served as the Majority Leader from 1987 until his election as Speaker of the House in 1989, a position he held until 1995. From 1995 until 1997, Ambassador Foley was chairman of the Presidents Foreign Intelligence Advisory Board.

Graham M. Wilson (age 61) has been a director of Itron since 1990. Mr. Wilson is currently chairman of GraWil Consultants Inc., a management and financial consultancy. From 1988 to March 2002, Mr. Wilson was employed by Westcoast Energy Inc., an integrated energy company, where he was executive vice president and chief financial officer, and president and CEO, Services. Mr. Wilson is also a director of Sequoia Oil and Gas Ltd. and British Columbia Ferries Services Inc., and a trustee of Hardwoods Distribution Income Trust.

Continuing Directors

Ted C. DeMerritt (age 74) has been a director of Itron since 1994. Mr. DeMerrit’s term as a director expires in 2008. Until his retirement in 1998, Mr. DeMerritt was chairman of the board and chief executive officer of

Olsy North America (formerly ISC Systems Corporation), which develops and implements system solutions for the financial services and retail industries. From 1963 to 1980, he was employed at Sacramento Savings and Loan Association, where he served as controller/senior vice president in charge of the Savings and Operations division. Mr. DeMerritt is also a trustee of the Washington State University Foundation.

Jon E. Eliassen (age 59) has been a director of Itron since 1987. Mr. Eliassen’s term as a director expires in 2008. Mr. Eliassen is president and chief executive officer of the Spokane Area Economic Development Council. Prior to joining the Council, he held numerous positions within Avista Corporation, an energy company involved in the production, transmission and distribution of energy, before retiring in April 2003 as senior vice president and chief financial officer, a position he held since 1986. He is a member of the board of directors of Red Lion Hotels, a NYSE traded company; the Washington Technology Center; IT Lifeline, a privately held technology company; The Washington State University Research Foundation; and NVA Holdings, LLC.

Thomas S. Glanville (age 47) has been a director of Itron since 2001. Mr. Glanville’s term as a director expires in 2007. Mr. Glanville is managing partner of Eschelon Energy Parters, LP, an energy industry focused private equity fund based in Houston Texas. He is also managing partner of Eschelon Advisors, which provides financial, operating, and strategic advice to energy/utility industry principals. From 1999-2002, Mr. Glanville served as vice president of technology and new ventures for Reliant Energy, Inc. (“Reliant”), one of the world’s largest international energy services companies, and its affiliate, Reliant Resources, Inc. Mr. Glanville first joined Reliant in 1998 as vice president of corporate development. He also served as president of Reliant Energy Ventures, Inc. and of Reliant Energy Communications, Inc. Mr. Glanville is also on the board of directors of Chroma Exploration and Production, Inc., an Eschelon Energy Partners portfolio company.

Sharon L. Nelson (age 59) has been a director of Itron since March 2003. Ms. Nelson’s term as a director expires in 2007. Ms. Nelson is the chief of the Consumer Protection Division of the Washington State Attorney General’s Office. Ms. Nelson serves on the Board in her individual capacity rather than as a representative of the Attorney General’s Office. Prior to assuming her current role, she was director of the Shidler Center for Law, Commerce and Technology, University of Washington. In addition, Ms. Nelson was a consultant to both corporations and nonprofit organizations, specializing in advice on public policy and regulation. She has extensive experience with issues affecting the utility industry, having served as both chairman of the Washington Utilities and Transportation Commission and president of the National Association of Regulatory Utility Commissioners. She currently serves as chair of the Board of Directors of Consumers Union, is a member of the Board of Trustees of the North American Electric Reliability Council (NERC) and sits on the National Energy Policy Commission, which is funded by the Hewlett Foundation.

LeRoy D. Nosbaum (age 59) has been a director and chief executive officer of Itron since March 2000 and chairman of the board since May 2002. Mr. Nosbaum’s term as a director expires in 2007. Mr. Nosbaum joined Itron in March 1996 and had executive responsibilities covering manufacturing, product development, operations and marketing before being promoted to president and chief executive officer. Before joining Itron, Mr. Nosbaum was executive vice president and general manager of Metricom, Inc.’s UtiliNet Division, and he held a variety of positions with Metricom from 1989 to 1996. Prior to joining Metricom, he was employed by Schlumberger, Ltd. for 20 years.

Mary Ann Peters (age 62) has been a director of Itron since 1994. Ms. Peters’ term as a director expires in 2006. Ms. Peters retired in 2004 as managing director of McGillicuddy and Peters, a business and marketing consultancy she founded in 1984. She began her marketing career with International Business Machines Corporation in 1972 and subsequently held a variety of marketing positions with General Electric Company, Wells Fargo and Company, Inc., Atari Corp. and Apple Computer, Inc.

The Board of Directors recommends that you vote FOR the election of the four nominees for director.

Compensation of Directors

In 2005, each of our non-employee directors received an annual retainer of $50,000, with $30,000 paid in cash and $20,000 paid in shares of the Company’s common stock. In addition, non-employee directors received an option grant to purchase 2,500 shares (fully vested) of the Company’s common stock immediately following the Company’s annual meeting in May 2005. Effective January 1, 2006, the annual retainer was increased to $70,000, with $40,000 paid in cash and $30,000 paid in shares of the Company’s common stock and the annual option grant of 2,500 shares was eliminated.

Members of the Audit/Finance Committee receive an annual retainer of $8,000 and each of our committee chairs receive an annual retainer of $10,000, paid half in cash and half in shares of the Company’s common stock.

New non-employee directors receive an initial option grant to purchase 5,000 shares of the Company’s common stock as of the date of the director’s initial election or appointment to the Board with vesting over a three-year period. Shares issued to non-employee directors as compensation are issued under the Plan.

Information on Lead Director, Committees of the Board of Directors, Meetings and Corporate Governance

In March 2003, the Board of Directors appointed Jon Eliassen as lead director. Candidates for lead director are chosen from the independent directors of the Board of Directors and elected by the independent directors. The lead director is the designated committee chair of the corporate governance committee and chairs the sessions of the independent directors which are typically held following each board meeting. In addition to corporate governance duties, the lead director is responsible for taking the lead role in annually reviewing the performance of the CEO, the search process for a new CEO should that become necessary and the annual performance review of the Board of Directors and individual board members. Additional responsibilities include acting as advisor to the CEO, as a mediator in disputes between the Board and the CEO and as a mentor to new board members.

The Board of Directors has established an Audit/Finance Committee, a Compensation Committee, a Corporate Governance Committee, and a Safety, Health, Environmental and Litigation Committee. The current charters of each of these committees are available on our Internet site, www.itron.com, Investor Relations, Corporate Governance.

The Audit/Finance Committee monitors our accounting practices, internal accounting controls and financial results and engages our independent auditors. The charter of the Audit/Finance Committee, as amended, is set forth as Appendix B to this proxy statement. The Audit/Finance Committee members are Ted DeMerritt, Jon Eliassen, Tom Glanville and Graham Wilson, who serves as chairman. All of the members of the Audit/Finance Committee are “independent” under rules promulgated by the Securities and Exchange Commission (the “SEC”) and The NASDAQ Stock Market (“NASDAQ”) listing standards. The Board of Directors has determined that Messrs. DeMerritt, Eliassen, Glanville and Wilson are each an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the SEC under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). The Audit/Finance Committee held ten meetings during 2005.

The Compensation Committee is responsible for making recommendations to the Board for the CEO’s total annual and long-term incentive compensation and setting compensation levels for our other executive officers, overseeing the administration of various incentive compensation and benefit plans and performing any other functions regarding compensation that the Board of Directors may delegate. The charter of the Compensation Committee as amended is set forth as Appendix C to this proxy statement. The members of the Compensation Committee are Sharon Nelson, Mary Ann Peters and Mike Bracy, who serves as chairman. All of the members of the Compensation Committee are “independent” under rules promulgated by the SEC and NASDAQ listing standards. The Compensation Committee held six meetings during 2005.

The Corporate Governance Committee is responsible for reviewing corporate governance issues, soliciting recommendations for candidates for the Board of Directors, making recommendations to the Board regarding such candidates, and reviewing and making recommendations to the Board with respect to candidates for directors proposed by shareholders. The members of the Corporate Governance Committee are Tom Foley, Sharon Nelson, Graham Wilson and Jon Eliassen, who serves as chairman. All of the members of the Corporate Governance Committee are “independent” under rules promulgated by the SEC and NASDAQ listing standards. The Corporate Governance Committee held four meetings during 2005.

The Health, Safety, Environmental and Litigation Committee is responsible for oversight of legal and regulatory compliance. The members of the Health, Safety, Environmental and Litigation Committee are Mike Bracy, Tom Foley and Sharon Nelson, who serves as chairman. The Health, Safety, Environmental and Litigation Committee held two meetings during 2005.

There were eight Board of Directors meetings in 2005. Each of the directors attended at least 75% of the meetings of the Board and of each committee on which he or she was a member, except for Tom Foley who attended less than 75% of the aggregate Board and pertinent Committee meetings. The Company does not have a policy regarding director attendance at the annual meeting of shareholders. However, the Company does schedule the annual meeting of the Board of Directors to follow the annual meeting of shareholders, and six directors attended the 2005 annual meeting of shareholders.

Corporate Governance Guiding Principles

The Company has adopted Corporate Governance Guiding Principles, which are available on our internet site, www.itron.com, Investor Relations, Corporate Governance.

Code of Conduct and Ethics

The Company has adopted a code of conduct and ethics that applies to its directors, officers and employees, including the chief executive officer and chief financial officer, and it is posted on the Company’s website, www.itron.com, Investor Relations, Corporate Governance. The Company intends to satisfy any future disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from application of the code of ethics, provisions of the code of conduct, that applies to the chief executive officer or the chief financial officer, by posting such information on its website, www.itron.com.

Director Nominations and Qualification

In accordance with the Company’s Amended and Restated Bylaws, to nominate a director for election to the Board of Directors at an annual meeting of shareholders, a shareholder must deliver written notice of such nomination to the Secretary of the Company at the Company’s executive offices not fewer than 60 days nor more than 90 days prior to the date of the annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). The notice of a shareholder’s intention to nominate a director must include:

•	the name and address of the shareholder;

•	a representation that the shareholder is entitled to vote at the meeting at which directors will be elected;

•	a statement of the number of shares of the Company that are beneficially owned by the shareholder;

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

and the following information with respect to the person nominated by the shareholder:

•	name and address;

•	other information regarding such nominee as would be required in a proxy statement filed pursuant to applicable rules promulgated by the SEC;

•	a description of any arrangements or understandings between the shareholder and the nominee and any other persons (including their names), pursuant to which the nomination is made; and

•	the consent of each such nominee to serve as a director if elected.

The Chairman of the Board, other directors or senior management of the Company may also recommend director nominees for consideration by the Corporate Governance Committee. The Corporate Governance Committee will evaluate director nominees, including nominees that are submitted to the Company by a shareholder, taking into consideration certain criteria including the nominee’s understanding of the Company’s financial objectives, strategies, risks and growth opportunities in view of the nature of the Company, its stage of development, its future strategic vision and its current business needs. In the event of any stockholder recommendations, the Corporate Governance Committee will screen and evaluate the persons recommended in the same manner as other candidates. In addition, directors must have sufficient time available to carry out their Board duties and responsibilities effectively. The Corporate Governance Committee may then recommend the director candidate to the Board for its consideration, if deemed appropriate.

Shareholder Communications with the Board

The Company’s Board of Directors provides a process whereby shareholders may contact the Board of Directors as a group or an individual director by email addressed to boardofdirectors@itron.com.

Shareholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. Shareholder communications sent by email are delivered directly to the Secretary of the Company, who will forward such communications to the specified director addressees. Shareholders may also write to any committee chair or individual director or committee as a group c/o Corporate Secretary, Itron, Inc., 2818 N. Sullivan Road, Spokane Valley, WA 99216.

Shareholders wishing to submit proposals for inclusion in the proxy statement relating to the 2007 annual shareholders meeting should follow the procedures specified under “Shareholder Proposals for 2007”. Shareholders wishing to nominate directors should follow the procedures specified under “Director Nominations and Qualification.”

ITEM 2 — APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN TO INCREASE THE AUTHORIZED SHARES

The Board of Directors has adopted an amendment to the Plan subject to shareholder approval.

Shareholder approval of the amendment to the Plan is intended to enable the Company to achieve the following objectives:

•	The continued ability of the Company to offer equity compensation to key employees. The Board believes that adding more shares to the Plan will promote the interests of Itron and its shareholders by assisting us in attracting, retaining and stimulating the performance of individuals who make substantial contributions to our growth and success. The Board further believes that stock ownership helps align employee interests with shareholder value creation; and

•	The ability of the Company to achieve full tax deductibility for performance-based compensation. The shareholders are also being asked to approve the material terms of the performance-based provisions of the Plan so that certain awards granted under the Plan may qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986 (Code). Pursuant to Section 162(m), in order for the Company to be able to deduct compensation in excess of $1 million paid in any year to the Company’s Chief Executive Officer or the four other most highly compensated executive officers (within the meaning of Section 162(m)), the compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals for the compensation be approved by the Company’s shareholders, and that certain of the material terms of the performance goals be reapproved by shareholders at least every five years and were last approved in 2004. The material terms of the performance goals for awards granted under the Plan are described below.

The Plan includes the following amendment:

•	Increase the number of shares reserved for issuance under the Plan by 600,000 shares, from 4,525,000 to 5,125,000 shares. As of February 28, 2006, approximately 433,022 shares of our common stock remained available for issuance under the Plan.

A copy of the Plan, as proposed to be amended subject to shareholder approval, is attached to this proxy statement as Appendix A. The following description of the Plan is a summary and does not purport to be fully descriptive. Please refer to Appendix A for more detailed information.

Description of the Amended and Restated 2000 Stock Incentive Plan

Awards.    The Plan allows us to grant incentive and nonqualified stock options, shares of common stock or units denominated in common stock, performance shares and performance units. Awards may consist of one or more of these grant types.

Stock Subject to the Plan.    A maximum of 5,125,000 shares of common stock will be authorized for issuance under the Plan, if shareholders approve the amendment; 4,525,000 shares are currently authorized for issuance. Under the Plan no more than 300,000 shares may be issued as awards other than stock options. The limits are all adjusted automatically for stock splits and similar events.

Any shares of common stock that have been made subject to an award that cease to be subject to the award (generally because the award terminates or expires), other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in vested and non-forfeitable shares, will be available for future issuance in connection with future grants under the Plan.

Administration.    Our Compensation Committee administers the Plan (the “plan administrator”), unless the Board of Directors appoints another committee to administer the Plan. Subject to the terms of the Plan, the plan administrator selects the individuals to receive awards, determines the terms and conditions of all awards and interprets the provisions of the Plan. Committee members administering the Plan serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may also authorize one or more senior executive officers to grant awards under the Plan to designated classes of eligible persons, within limits set by the Board.

Except for adjustments to reflect stock splits and similar events, the plan administrator may not, without shareholder approval, cancel an outstanding stock option for the purpose of replacing or regranting the option with an exercise price that is less than the exercise price of the original option or amend an outstanding option for the purpose of reducing the exercise price. The plan administrator also may not grant a stock option with any feature that allows for the automatic grant of a new option upon the exercise of the original option, a “reload,” nor may the plan administrator amend or modify any outstanding option to provide such a feature.

Eligible Participants.    Awards may be granted to those officers, employees, consultants and independent contractors of Itron and our subsidiaries that the plan administrator selects. In consideration of services provided as members of the Board of Directors, non-employee directors receive stock awards and stock options under the Plan. These stock awards and stock options are described under “Compensation of Directors” on page 5 of this proxy statement. As of February 28, 2006, approximately 2,000 employees and all our non-employee directors were eligible to participate in the Plan.

Stock Options.    Options granted under the Plan may be incentive stock options (as defined in Section 422 of the Code) or nonqualified stock options. Under the Plan, the exercise price for each option is determined by the plan administrator, but cannot be less than 100% of the common stock’s fair market value on the date of grant. For purposes of the Plan, “fair market value” means the closing sales price for our common stock as reported by NASDAQ for a single trading day. On February 28, 2006, the closing sales price of our common stock was $59.46 per share.

The exercise price for shares purchased under options must be paid by cash or check, except that the plan administrator may authorize payment in any combination of cash or check, shares of already owned common stock, and, to the extent permitted by law, a promissory note, or broker-assisted cashless exercise, or such other consideration as the plan administrator may permit.

Unless the plan administrator determines otherwise, the term of each option is ten years from the date of grant, and the option vests at a rate of 25% per year over a four-year period. The plan administrator determines how long options will remain exercisable following an optionee’s termination of employment or services. Unless the plan administrator determines otherwise, options vested as of the date of termination by reason of death, disability or retirement generally will be exercisable for one year after the date of such termination and for three months after all other terminations. If an optionee is terminated for cause, the options terminate upon the participant’s notification of such termination.

Stock Awards.    The plan administrator is authorized to make awards of common stock or awards denominated in units of common stock to participants on such terms and conditions and subject to such restrictions as the plan administrator may determine (whether based on periods of continuous service with Itron or performance goals).

Performance Share and Performance Unit Awards.    The plan administrator may grant performance shares, which are units valued by reference to shares of our common stock, and performance units, which are units valued by reference to property other than our common stock. Performance criteria relating to any performance share or performance unit award are determined by the plan administrator. Performance share or performance unit awards may be paid entirely or in any combination of cash or our common stock, in the discretion of the plan administrator.

Performance-Based Compensation under Section 162(m).    The plan administrator may determine that awards of performance shares, performance units, restricted stock and restricted stock units under the Plan will be made subject to the attainment of performance goals relating to one or a combination of business criteria for purposes of qualifying the award under of Section 162(m) of the Code. These business criteria include: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics. Any performance criteria may be used to measure the performance of the Company as a whole or any business unit of the Company. The plan administrator may adjust downwards, but not upwards, the amount payable pursuant to such awards and may not waive the achievement of the applicable performance goals except in the case of the death or disability of the participant.

During any calendar year, the maximum amount of shares of our common stock granted to any individual under the Plan subject to stock options, stock awards and performance share awards intended to qualify as performance-based awards under Section 162(m) of the Code is 300,000 shares. Except, we can make additional one-time grants of up to 600,000 shares to newly hired individuals in any fiscal year. The individual maximum dollar value payable to any individual under the Plan with respect to performance units is limited to $1 million during any calendar year.

Transferability.    Except as otherwise determined by the plan administrator and to the extent permitted by Section 422 of the Code, awards are not assignable or transferable other than by will or the laws of descent and distribution, except that a participant may designate a beneficiary who may exercise an award or receive payment under an award after the participant’s death. During the participant’s lifetime, awards may be exercised only by the participant.

Adjustment of Shares.    In the event of stock dividends, stock splits, spin-offs or similar changes in our corporate or capital structure, the plan administrator, in its sole discretion, will make equitable adjustments in (a) the maximum number and kind of securities subject to the Plan and the maximum number and kind of securities that may be made subject to awards to any participant, (b) the number and kind of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid therefore, and (c) the number and kind of securities automatically granted pursuant to a formula program established under the plan. Such adjustments will not be deemed an option repricing under the Plan.

Corporate Transactions.    If certain corporate transactions occur, such as a merger, consolidation, sale, lease, exchange or transfer of all or substantially all of our assets (“corporate transactions”), a successor company or its parent, will either assume all outstanding options or issue equivalent substitute options to purchase common stock of the successor company or its parent. Except for certain related party transactions (such as a reincorporation of Itron or a merger in which the shareholders immediately prior to the merger hold at least a majority of the shares in the successor company or its parent), all options assumed or replaced by the successor company or its parent will become fully vested and exercisable regardless of whether the vesting requirements have been satisfied. If the successor company or its parent does not assume or replace outstanding options, all outstanding options will become 100% vested and exercisable immediately prior to the corporate transaction. In such case, the right to exercise options will terminate at the end of a specified time period, subject to completion of the corporate transaction.

In the event of a corporate transaction, shares subject to stock awards, except as provided in an award or other written agreement, will become fully vested and exercisable if and to the same extent that the vesting and exercisability of outstanding options accelerate in connection with the corporate transaction. The vesting and payout of performance shares and performance units in the event of a corporate transaction will be as determined by the plan administrator and reflected in the award agreement.

Termination and Amendment.    The Board of Directors may terminate or suspend the Plan at any time. The Board may also amend the Plan, subject to shareholder approval if such approval is required by applicable law or regulation. The Plan does not have a fixed expiration date, except that no incentive stock options may be granted more than ten years after the later of (a) the Plan’s adoption by the Board and (b) the adoption of any amendment to the Plan that constitutes a new plan for purposes of Section 422 of the Code.

Federal Income Tax Consequences.    The following is a summary of the material U.S. federal income tax consequences to us and to participants in the Plan. The summary is based on the Code and the U.S. Treasury regulations promulgated thereunder as in effect as of the date of this proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to participants in the Plan. Therefore, we strongly encourage participants to consult their own tax advisors as to the specific federal income tax or other tax consequences of their participation in the Plan.

Incentive Stock Options.    The incentive stock options granted under the Plan are intended to qualify for the favorable federal income tax treatment accorded “incentive stock options” under the Code. The grant or exercise of an incentive stock option does not result in any federal income tax consequences to the participant or to us. However, the exercise of an incentive stock option will generally increase the participant’s alternative minimum tax liability, if any.

The federal income tax consequences of a disposition of stock acquired through exercise of an incentive stock option will depend on the period such stock is held prior to disposition. If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date of exercise of the option, the participant will recognize long-term capital gain or loss in the year of disposition, equal to the difference between the amount realized on the disposition of the stock and the amount paid for the stock on exercise of the option.

If the participant disposes of the stock before the expiration of either of the statutory holding periods described above (a “disqualifying disposition”), the participant will recognize ordinary income equal to the lesser of (a) the excess of the fair market value of the stock on the date of exercise over the exercise price or (b) the excess of the amount realized on the disposition of the stock over the exercise price. Subject to certain limitations, to the extent the participant recognizes ordinary income by reason of a disqualifying disposition, we generally will be entitled to a corresponding business expense deduction in the taxable year during which the disqualifying disposition occurs.

In the taxable year of a disqualifying disposition, the participant will also recognize capital gain or loss equal to the difference between the amount realized on the disposition of such stock over the sum of the amount paid for such stock plus any amount recognized as ordinary income by reason of the disqualifying disposition. Such capital gain or loss will be characterized as short-term or long-term, depending on how long the stock was held. Long-term capital gains generally are subject to lower tax rates than ordinary income and short-term capital gains.

Nonqualified Stock Options.    The grant of a nonqualified stock option at fair market value will not result in any federal income tax consequences to the participant or to us. Upon exercise of a nonqualified stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the amount paid for the stock upon exercise of the option. Subject to certain limitations, we generally will be entitled to a corresponding business expense deduction equal to the ordinary income recognized by the participant.

Upon disposition of the stock, the participant will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the stock over the sum of the amount paid for the stock plus any amount recognized as ordinary income upon exercise of the option. Such capital gain or loss will be characterized as short-term or long-term, depending on how long the stock was held.

Performance Shares, Restricted Stock and Stock Units.    A participant who receives an award of performance shares, restricted stock or stock units does not generally recognize taxable income at the time the award is granted. Instead, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (a) freely transferable or (b) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

A participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date the award is granted. The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

Potential Limitation on Our Deductions.    Section 162(m) of the Code precludes a deduction for compensation paid to our chief executive officer and our four other most highly compensated executive officers to the extent that such compensation exceeds $1 million for a taxable year. If certain requirements are met, qualified performance-based compensation is disregarded for purposes of the $1 million limitation. We believe that the Plan has been structured in a manner that complies with Section 162(m) of the Code. Therefore, assuming certain requirements are met, amounts received by such executive officers pursuant to awards of options, performance-vested restricted stock or stock units, performance shares and performance units granted under Plan generally will be deductible.

New Plan Benefits.    A new plan benefits table, as described in the federal proxy rules, is not provided because all awards made under the Plan are discretionary. However, please refer to the tables “Summary Compensation Table” and “Option Grants in 2005” on pages 14 and 15 of this proxy statement, which set forth the restricted stock and stock option grants made to our chief executive officer and our other four most highly compensated executive officers in the last fiscal year, and please refer to the description of grants made to our non-employee directors in the last fiscal year under the heading “Compensation of Directors” on page 5 of this proxy statement.

The Board of Directors recommends that you vote FOR approval of the Amendment to the Amended and Restated 2000 Stock Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives certain information about our equity compensation plans in effect as of December 31, 2005.

Plan Category	Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Issuance Under Equity Compensation Plans (excluding shares reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders	2,442,905	$13.68	435,897	(1)(2)(3)
Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	2,442,905	$13.68	435,897

This table does not include cash-denominated awards granted under the Long-Term Performance Plan (“LTPP”) that are payable in restricted stock under the Plan.

(1)	This number does not include 600,000 new shares proposed to be added to the 2000 Plan.
(2)	Pursuant to a program adopted by the Board of Directors under the Plan and modified August 1, 2005 (effective January 1, 2006), each of our non-employee directors will receive (a) an initial option grant to purchase 5,000 shares of the Company’s common stock as of the date of the director’s initial election or appointment to the Board and (b) an annual retainer stock award having a value equal to $30,000 in fair market value of the Company’s common stock, in lieu of cash payment of a portion of their retainer. In addition, each committee chair receives an annual retainer stock award of $5,000 in fair market value in lieu of cash payment of such retainer.
(3)	Under the Plan, the Company may also grant stock awards, stock units, performance shares and performance units, subject to certain terms and conditions and other restrictions.

EXECUTIVE COMPENSATION

Compensation Summary

The following table sets forth the annual and long-term compensation of the Company’s CEO and each of our four other most highly compensated executive officers (the “NEOs”) during 2005 who were serving as such as of the end of the year. Annual compensation includes amounts deferred at the officer’s election. All numbers are rounded to the nearest dollar or whole share.

Summary Compensation Table

Long-Term Compensation
		Annual Compensation			Restricted Stock Awards ($)(3)	Securities Underlying Options	All Other Compensation ($)(4)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)
LeRoy D. Nosbaum Chairman and Chief Executive Officer	2005 2004 2003	$450,000 415,384 400,000	$403,560 17,600 —	$8,032 8,361 3,973	$320,625 — —	20,000 10,000 8,000	$9,263 7,304 6,774

Robert D. Neilson President and Chief Operating Officer	2005 2004 2003	400,000 363,462 350,000	291,460 12,512 —	12,000 10,008 5,788	39,578 — —	20,000 10,000 8,000	22,115 6,780 6,237

Philip C. Mezey Sr. Vice President, Software Solutions	2005 2004 2003	250,000 250,482 148,356	193,705 62,197 335,887	3,447 5,947 —	118,750 — —	15,000 65,000 22,000	14,249 12,927 4,944

Malcolm Unsworth(5) Sr. Vice President, Hardware Solutions	2005 2004 2003	275,000 125,000 —	154,138 173,333 —	51,871 — —	130,625 — —	15,000 75,000 —	18,713 1,607 —

Steven M. Helmbrecht Sr. Vice President and Chief Financial Officer	2005 2004 2003	275,000 235,577 225,000	129,576 5,197 —	8,250 6,750 8,438	130,625 — —	15,000 55,000 8,000	7,526 6,687 6,179

(1)	Includes annual incentive amounts earned under the Company’s Executive Incentive Compensation Plan, which are typically paid in the following year and a special retention bonus for Mr. Mezey.
(2)	Consists of reimbursed medical and other expenses and, for Mr. Unsworth, a payment of $40,618 for relocation expenses.
(3)	Reflects the value of shares of restricted stock granted in February 2006 for services in 2005 under the Company’s LTPP. In accordance with the SEC’s proxy rules, the dollar amounts in this column are determined by multiplying the number of shares covered by each award by the closing sales price of the common stock on the grant date, which was $59.16 on February 15, 2006. The awards vest in one installment after three years from the date of grant except for Mr. Neilson’s, which vest on May 31, 2006. The awards stated above represent each NEO’s total restricted stock holdings and equal the following number of shares based on the closing sales price of the common stock on the grant date: Mr. Nosbaum (5,420 shares); Mr. Neilson (669 shares), Mr. Mezey (2,007 shares), Mr. Unsworth (2,208 shares) and Mr. Helmbrecht (2,208 shares). The Company does not pay any dividends. Please refer to the Compensation Committee Report on Executive Compensation on page 17 for additional information about the LTPP.
(4)	Consists of matching contributions to a 401(k) savings plan ($7,000 for each of Messrs. Nosbaum, Neilson, Mezey, Unsworth and Helmbrecht), matching contributions to a deferred compensation plan ($14,326, $6,460 and $9,450 for Messrs. Neilson, Mezey and Unsworth , respectively), and group term life insurance premiums ($2,263, $789, $789, $2,263 and $526 for Messrs. Nosbaum, Neilson Mezey, Unsworth, and Helmbrecht, respectively).
(5)	Prior to July 1, 2004, Mr. Unsworth was President of Schlumberger Electricity Metering, Inc.

Option Grants

The following table sets forth certain information regarding options granted to our NEOs during the year ended December 31, 2005.

Option Grants in 2005(1)

	Individual Grants
Name	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees in Last Fiscal Year(2)	Exercise Price ($/ Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
					5%($)	10%($)
LeRoy D. Nosbaum	20,000	3.19%	$37.40	5/3/15	470,413	1,192,119
Robert D. Neilson	20,000	3.19%	37.40	5/3/15	470,413	1,192,119
Philip C. Mezey	15,000	2.39%	37.40	5/3/15	352,810	894,090
Malcolm Unsworth	15,000	2.39%	37.40	5/3/15	352,810	894,090
Steven M. Helmbrecht	15,000	2.39%	37.40	5/3/15	352,810	894,090

(1)	All options are granted with an option exercise price equal to the fair market value of our common stock on the date of grant.
(2)	We granted options to purchase 627,000 shares of common stock to our employees in 2005.
(3)	Future value of current year grants assuming appreciation of 5% and 10% per year over the ten-year option period. The actual value realized may be greater or less than the potential realizable values set forth in the table.

Option Exercises in 2005 and Year-End Option Values

The following table provides information regarding options exercised in 2005 and options held as of December 31, 2005 by each of our NEOs.

Aggregated 2005 Option Exercises and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized($)(1)	Total Number of shares underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
LeRoy D. Nosbaum	75,215	$2,194,734	243,452	29,333	$8,017,449	$235,300
Robert D. Neilson	132,251	4,560,832	2,666	29,333	53,160	235,300
Philip C. Mezey	21,000	645,824	15,335	65,665	297,912	1,088,267
Malcolm Unsworth	16,667	456,704	8,334	64,999	157,179	930,582
Steven M. Helmbrecht	29,335	830,989	19,333	54,332	349,259	814,281

(1)	The value realized is the difference between the fair market value of the underlying stock at the time of exercise and sale and the exercise price multiplied by the number of shares of common stock acquired.
(2)	Calculated based on a price of $40.04 per share (the closing price of our common stock on December 31, 2005, as reported by NASDAQ), less the exercise price. There is no guarantee that these options will have this value if and when they are exercised.

Change-in-Control Agreements

We have entered into change in control agreements with each of our executive officers to encourage the executive officers’ full attention and dedication to the Company and to provide the executive officers with reasonable compensation and benefits in the event of a change in control. Under these agreements, the Company and each of our executive officers have agreed that the executive officer will remain employed by Itron for one or two years after a change in control (the “Employment Period”). During the Employment Period the executive officer will be compensated with:

•	an annual salary at least equal to the annual salary established by the Compensation Committee of the Board of Directors for the fiscal year in which the change in control occurs or, if no annual salary has been established prior to the change in control, then the annual salary shall be at least equal to the annual salary for the prior fiscal year;

•	an annual bonus at least equal to the maximum annual bonus established for the executive officer for the fiscal year in which the change in control occurs or, if no annual bonus has been established prior to the change in control, then the annual bonus shall be at least equal to a specified percentage of the annual base salary;

•	fringe benefits of the type provided to similarly situated executive officers such as paid vacation and participation in savings and retirement plans and welfare plans, in accordance with applicable eligibility requirements, plus cash compensation for the difference in value, if positive, between the fringe benefits provided immediately prior to the change in control and after the change in control;

•	payment of outstanding awards under the Company’s LTTP in accordance with the change of control provisions of the LTTP; and

•	reimbursement of all reasonable employment expenses incurred in accordance with applicable policies, practices and procedures.

If we terminate the executive officer other than for cause or if the executive officer terminates his or her employment for Good Reason during the Employment Period, the executive officer will receive any salary or bonus due to the executive officer as of the date of termination, any previously deferred compensation, reimbursement of insurance premiums for COBRA continuation coverage for the executive officer and his or her family for eighteen months after the date of termination except to the extent the COBRA continuation coverage ceases to be available, severance pay equal to one, two or three times the executive officer’s annual base salary, bonus and LTTP award payments for the fiscal year in which the termination occurs, and payment or reimbursement of any life insurance premiums for any individual life insurance policy resulting from the conversion of coverage from under the Company’s group-term life insurance plan for twenty-four months after the date of termination. If the executive officer is terminated for cause or if the executive officer terminates his or her employment other than for Good Reason, the executive officer will only be entitled to receive any unpaid salary or bonus due to the executive officer as of the date of termination and any amounts previously deferred by the executive officer. In the event that payments under the change in control agreement result in the imposition of excise taxes to the executive officer, the Company will pay to the executive officer an additional amount equal to the excise tax and other related taxes, provided, however, that if reducing the amount of severance payable to the executive officer by up to five percent would not subject the executive officer to the excise tax, the amount of severance may be reduced by such amount, not to exceed five percent, as would not subject the executive officer to the excise tax. The change in control agreement automatically renews every twelve months for an eighteen month term unless prior to the annual renew date the Company notifies the executive officer that the term of the agreement will not be extended.

Amended and Restated 2000 Stock Incentive Plan Change-of-Control Provisions

The Company’s Plan contains certain provisions relating to “Corporate Transactions.” A description of these provisions are described in Item 2 under the subheading “Corporate Transactions” on page 10.

1989 Restated Stock Option Plan Change-of-Control Provisions

While we are no longer granting options under our 1989 Restated Stock Option Plan, two of our NEO’s have options outstanding under the plan. Following is a description of the change of control provisions for the plan.

In the event of any stock dividend, stock split or similar change in the Itron stock, the number and price per share of shares covered by unexercised options will be proportionately adjusted.

In the event of certain mergers or other changes in control of the Company, the vesting of outstanding options will be accelerated and the options will become exercisable in full, and options that are not exercised prior to such merger or other change in control will terminate. If, however, the Company’s shareholders receive capital stock of another corporation in such a transaction, then all outstanding options will instead be converted into fully vested options to purchase such capital stock of the other corporation, unless the Company and the corporation issuing such capital stock in the transaction determine that the options should terminate. If the options are converted, the plan administrator has the discretion to make further adjustments to options as it determines to be necessary, appropriate, fair and equitable to optionees at any time before a merger or other change of control.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the “Committee”) annually reviews and recommends to the full Board the compensation level for our CEO and sets compensation levels for our other executive officers. The Committee reviews all executive compensation elements, including base salary, annual incentives, long-term incentives and other benefits provided to our executive officers. In support of this review, the Committee periodically engages outside compensation consultants, who report directly to the Committee. The Committee is comprised of Board members who are not employees of Itron and who are all independent directors, based on NASDAQ rules.

Executive Compensation Policy

The Committee’s primary objective in establishing compensation opportunities for our executive officers is to support our goal of maximizing the value of our shareholders’ interests in Itron. To achieve this objective, the Committee believes the following policies are critical:

•	pay competitively to attract, retain and motivate a highly competent executive team;

•	provide incentive opportunities that link corporate performance and executive pay, and pay executives competitive levels of incentive compensation when corporate, financial and other performance expectations are achieved; and

•	align executives’ financial interests with the creation of shareholder value by providing long-term incentives that are subject to vesting over time or to the achievement of performance objectives.

The Committee makes recommendations to the Board regarding our executive compensation plans, which promote the policies detailed above. The Committee periodically engages outside consultants to determine approximate compensation levels among executives in comparable jobs in comparable high-tech companies. Such consultants report solely to the Committee who maintains the right to retain or terminate such consultants. The Committee believes that the Company’s compensation plans support our business mission and our financial success.

Executive Compensation

Compensation paid to our executive officers consists primarily of base salary, annual incentives and long-term incentives. The Committee believes that as much as or more than 50% of an executive officer’s total compensation should be at risk, which supports achievement of our short-term and long-term financial performance goals. For 2005, assuming 100% of the performance targets had been achieved, executive compensation would have been as follows: base salary — 46%; annual incentives — 26%; and long-term incentives — 28%.

The Committee targets base salaries at the 50th percentile of a comparison group of companies and annual and long-term incentives at approximately the 50th to 75th percentile of the comparison group of companies. The comparison group of companies is a blend of similar technology companies on a national basis with a balance of both hardware and software components, and other peer companies which the Committee believes are competitors for executive talent both locally and nationally. The annual revenues of the comparison group of companies ranged from $250 million to $1.5 billion, with a median of $600 million, comparable to the Company’s 2005 revenue of $553 million. Of the 17 companies used for comparative analysis in the Committee’s latest salary survey, eight companies are included in our peer reference group used in the performance graph on page 21.

Salary

The Committee annually reviews each executive officer’s base salary. The factors that the Committee considers in making recommendations regarding base salary include levels of pay among executives in similar jobs within the a peer group of companies, level of responsibility, prior experience and breadth of knowledge, as well as Company performance and job performance. In the aggregate, for 2005, base salaries for the executive officers were within 5% of the 50th percentile of the peer group of companies.

Annual Incentives

Each year, the Committee establishes annual financial and other goals that relate to one or more indicators of corporate performance and targets amounts as a specified percentage of the executive officer’s salary. For 2005, these percentages ranged from 42% to 80% of base salary. Incentive awards, which are made in cash, are paid to participating executives only when the established financial and other goals are achieved. For 2005, depending on the extent to which corporate goals were achieved, an executive officer was entitled to receive from zero to 200% of the targeted award. Incentive targets are determined based on some combination of revenue growth, earnings growth, cash flow and other financial measures. The average achievement level for all executive officers combined in 2005 was 112% of Target, equivalent to 58% of base salary. Annual incentive payments earned in 2005 were paid in February 2006 and are included in the Summary Compensation Table under the column entitled “Bonus.”

Long-Term Incentives

In 2005, our long-term incentives consisted of stock options for key employees, including executive officers, and a LTPP for executive officers. Options are typically granted annually. The number of stock options granted is determined by the recipient’s position and responsibility, the total amount of options previously granted and the number needed for retention purposes. All options are granted with an option exercise price equal to the fair market value of our common stock on the date of grant. This closely links a significant portion of key employee and executive compensation to benefits produced for all shareholders. The Committee approved annual stock option grants for key employees, including executive officers, based on the above criteria during its regular meetings in 2005 and each executive officer received option grants between 10,000 and 20,000 shares.

The LTPP provides for the granting of awards contingent on the attainment of annual performance objectives designed to drive long-term financial success and growth of the Company. Performance objectives will be set on the basis of corporate plans for the following year, condition of the utility industry, competitive performance in the marketplace and long-term direction of the Company. Consideration will be given to proposed acquisitions, financing and other major issues that could have a material impact on the financial performance of the Company. Typical performance measures may include, but are not limited to, revenue growth, earnings growth, cash flow, return on capital employed, net operating profit after tax, normalized earnings per share or a combination of measures. Payouts will be determined annually, as soon after the end of the performance period as practical, and will be in the form of restricted stock issued out of the Plan with a three-year cliff vesting period. The number of shares of restricted stock to be paid out to participants will be determined by dividing the dollar amount of the award payout by the fair market value of Itron common stock on the date the Committee approves the payout. The dollar amount of the award payout will be a percentage of the executive officer’s base salary. In February 2006, the Committee approved the award of shares under the LTPP at 95% for achievement of 2005 performance goals.

Other Compensation

Discretionary Bonus.    From time to time, the Committee will award discretionary bonuses to our executive officers. Discretionary bonuses are based upon performance, both financial and otherwise, tied to specific events. In addition, the Committee has and may in the future grant discretionary bonuses for purposes of retention.

General.    Executive officers are eligible, as are all other employees, to participate in the Company’s 401(k) plan (the Itron, Inc. Incentive Savings Plan). The Company does not provide a retirement plan.

Deferred Compensation.    Executive officers are eligible to participate in the Itron, Inc. Executive Deferred Compensation Plan. Under this plan, executive officers may defer up to 50% of base salary and up to 50% of any bonus into a non-qualified account. Each year, Itron makes a matching contribution into the account of each participating executive officer (at the rate of 50% of the amount deferred) up to a maximum of 10%. The maximum matching contribution includes the Company match under the Itron, Inc. Incentive Savings Plan of the executive’s salary and bonus paid during that year. The executive officers’ accounts are credited with interest at a rate determined by the Compensation Committee, which rate will not be less than 8% or more than 10% per year.

Flexible Benefits.    All of our executive officers are eligible to participate in the Company’s Flex Benefit Program, which provides each executive officer with a total annual amount equal to 3% or less of the executive officer’s annual base salary to be used for any of the following in a limited amount per category: financial planning, tax preparation, legal counseling, medical costs, life insurance, long-term disability insurance, home office or security.

Chief Executive Officer Compensation

On January 1, 2006, in light of the Company’s significantly improved financial performance and progress toward long-term goals achieved under Mr. Nosbaum’s stewardship and the additional responsibilities he assumes with the retirement of the President and Chief Operating Officer, the Committee increased Mr. Nosbaum’s base salary to $650,000. At this level, Mr. Nosbaum’s 2006 salary is 8% above the base salaries paid in 2004 to the chief executive officers of the comparison group of companies. The Committee believes that it is important that Mr. Nosbaum’s base salary be competitive with those of other chief executive officers with similar responsibilities and broad leadership experience in the comparison group of companies. The Committee recognizes and highly values Mr. Nosbaum’s visionary leadership, breadth of knowledge and business and utility experience, and his contributions to the Company since becoming Chief Executive Officer.

Annual and long-term incentive targets are established for the Chief Executive Officer in the same manner as for other officers, as described above.

Tax Deductibility of Compensation

Section 162(m) of the Code limits the tax deduction available to public companies for compensation paid to individual executive officers to $1 million in any taxable year, unless certain performance, disclosure and shareholder approval requirements are met. Under Section 162(m), compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. When consistent with our compensation philosophy, the Committee intends to structure our compensation programs so that compensation expenses are deductible by Itron for tax purposes. Option grants and LTPP awards under the Plan are intended to be deductible under Section 162(m). However, the Committee has not adopted a policy that all compensation paid must be tax-deductible and qualified under Section 162(m).

Compensation Committee

Michael B. Bracy, Chairman

Sharon L. Nelson

Mary Ann Peters

PERFORMANCE GRAPH

The following graph compares the five-year cumulative total return to shareholders on our common stock with the five-year cumulative total return of NASDAQ (U.S. Companies) Index, the peer group of companies used in our proxy statement last year (the “Peer Group”).

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG ITRON, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND PEER GROUP

The above presentation assumes $100 invested on December 31, 2000 in the common stock of Itron, our Peer Group, and NASDAQ (U.S. Companies) Index, with all dividends reinvested. With respect to companies in our Peer Group, the returns of each such corporation have been weighted to reflect relative stock market capitalization at the beginning of each period plotted. The stock prices shown above for our common stock are historical and not necessarily indicative of future price performance.

The companies in our Peer Group include publicly traded companies that have operating characteristics most comparable to ours and that provide data collection, analysis and management solutions, consulting and communications services and radio manufacturing.

The Peer Group includes the following companies: Analogic Corp., Badger Meter, EMS Technologies, ESCO Technologies, Intergraph, Roper Industries, Symbol Technologies and Trimble Navigation, Ltd.

2005 AUDIT/FINANCE COMMITTEE REPORT

The Audit/Finance Committee is composed of independent directors as defined by Rule 4200(a)(15) of NASDAQ rules and acts under a written charter developed by the Committee in 2000 and modified in 2002 and 2005. Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte & Touche LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In connection with the December 31, 2005 financial statements, the Audit/Finance Committee hereby reports as follows:

(1)	The Audit/Finance Committee has reviewed and discussed the audited financial statements and report on internal control over financial reporting with management.

(2)	The Audit/Finance Committee has discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

(3)	The Audit/Finance Committee has received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the auditors the auditors’ independence.

(4)	Based upon these reviews and discussions, the Audit/Finance Committee has recommended to the Board of Directors, and the Board has approved, that the Company’s audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the year ended December 31, 2005.

Audit/Finance Committee

Graham M. Wilson, Chairman

Ted C. DeMerritt

Jon E. Eliassen

Thomas S. Glanville

INDEPENDENT AUDITORS’ FEES REPORT

For the years ended December 31, 2005 and 2004, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”). The aggregate fees billed by Deloitte & Touche for the years ended December 31, 2005 and 2004 were as follows:

Services Rendered	Fees
	2005	2004
Audit Services (1)	$1,791,407	$1,689,267
Audit-Related Services (2)	101,325	155,000

Total Audit and Audit-Related Services	1,892,732	1,844,267
Tax Services (3)	234,496	358,039
Other Services (4)	—	89,069

(1)	Fees billed for the audit of the Company’s annual financial statements and internal controls over financial reporting for the years ended December 31, 2005 and 2004 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.
(2)	Fees billed for acquisition due diligence services for the year ended December 31, 2005 and acquisition due diligence services and technical accounting education classes for the year ended December 31, 2004.
(3)	Fees billed for compliance, immigration and visa and tax planning services for the years ended December 31, 2005 and 2004.
(4)	Fees billed for financial information systems design, implementation and upgrade services for the year ended December 31, 2004.

The Audit/Finance Committee has considered and concluded that the non-audit services provided to the Company by Deloitte & Touche are compatible with maintaining the auditors’ independence.

The Audit and Finance Committee has adopted polices and procedures requiring that the Company obtain the Committee’s pre-approval of all audit and permissible non-audit services to be provided by Deloitte & Touche as the Company’s independent registered public accounting firm. Pre-approval is generally granted on a quarterly basis, is detailed as to the particular service or category of services to be provided and is granted after consideration of the estimated fees for each service or category of service. Actual fees and any changes to estimated fees for pre-approved services are reported to the Committee on a quarterly basis. In 2005, all services were pre-approved with the exception of certain United Kingdom tax return compliance work in the amount of $3,900.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with SEC. SEC regulations require our officers, directors and greater-than-10% shareholders to provide us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of these forms we have received and written representations from certain reporting persons, we believe that, during 2005 all of our executive officers, directors and greater-than-10% shareholders complied with all Section 16(a) filing requirements applicable to them, except that Thomas S. Foley failed to timely file one Form 4 for shares of common stock sold and Robert D. Neilson failed to timely file two Form 4s, one for the grant of a stock option to his spouse and one for shares of common stock sold through the 401(k) Plan by him and his spouse. All transactions were subsequently filed with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table provides information with respect to the beneficial ownership of our common stock as of February 28, 2006 by:

•	each of our directors;

•	each of our executive officers for whom compensation is reported in this proxy statement;

•	all of our directors and executive officers as a group; and

•	each person that we know beneficially owns more than 5% of our common stock.

The percentage ownership data is based on 25,167,158 shares of our common stock outstanding as of February 28, 2006. Under SEC rules, beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days are deemed outstanding for computing the number of shares and the percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise noted, we believe that the beneficial owners of the shares of common stock listed below have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

	Shares Beneficially Owned
Name	Number	Percent
Directors and Executive Officers:
LeRoy D. Nosbaum (1)	296,120	1.18%
Robert D. Neilson (2)	89,036	*
Philip C. Mezey (3)	73,007	*
Malcolm Unsworth (4)	76,125	*
Steven M. Helmbrecht (5)	62,819	*
Michael B. Bracy (6)	65,125	*
Ted C. DeMerritt (7)	26,554	*
Jon E. Eliassen (8)	23,597	*
Thomas S. Foley (9)	12,883	*
Thomas S. Glanville (10)	50,983	*
Sharon L. Nelson (11)	26,080	*
Mary Ann Peters (12)	3,520	*
Graham M. Wilson (13)	24,197	*

All directors and executive officers as a group (15 persons) (14)	897,215	3.57%

Greater-Than-5% Shareholders:

Barclays Global Fund Advisors (15) 45 Fremont Street San Francisco, CA 94105	1,517,434	6.03%
FMR Corp. (16) 82 Devonshire Street Boston, MA 02109	1,463,400	5.81%
Turner Investment Partners, Inc. (17) 1205 Westlakes Drive, Suite 100 Berwyn, PA 19312	1,294,647	5.14%

*	Less than 1%.
(1)	Includes 223,452 shares issuable on exercise of outstanding options exercisable by Mr. Nosbaum within 60 days at a weighted average exercise price of $7.28 per share. Also includes 1,683 shares of common stock held for Mr. Nosbaum’s individual account under our 401(k) employee savings plan.

(2)	Includes 2,666 shares issuable on exercise of outstanding options exercisable by Mr. Neilson within 60 days at a weighted average exercise price of $20.10 per share. Also includes 38 shares held under our employee stock ownership plan and 26,999 shares held by Mr. Neilson’s wife.
(3)	Includes 22,668 shares issuable on exercise of outstanding options exercisable by Mr. Mezey within 60 days at a weighted average exercise price of $17.94 per share.
(4)	Includes 8,334 shares issuable on exercise of outstanding options exercisable by Mr. Unsworth within 60 days at a weighted average exercise price of $21.18 per share.
(5)	Includes 6,667 shares issuable on exercise of outstanding options exercisable by Mr. Helmbrecht within 60 days at a weighted average exercise price of $19.20 per share.
(6)	Includes 35,500 shares issuable on exercise of outstanding options exercisable by Mr. Bracy within 60 days at a weighted average exercise price of $19.57 per share.
(7)	Includes 21,000 shares issuable on exercise of outstanding options exercisable by Mr. DeMerritt within 60 days at a weighted average exercise price of $22.80 per share.
(8)	Includes 16,250 shares issuable on exercise of outstanding options exercisable by Mr. Eliassen within 60 days at a weighted average exercise price of $27.96 per share.
(9)	Includes 10,000 shares issuable on exercise of outstanding options exercisable by Mr. Foley within 60 days at a weighted average exercise price of $25.70 per share.
(10)	Includes 21,000 shares issuable on exercise of outstanding options exercisable by Mr. Glanville within 60 days at a weighted average exercise price of $20.47 per share.
(11)	Includes 23,000 shares issuable on exercise of outstanding options exercisable by Ms. Nelson within 60 days at a weighted average exercise price of $19.65 per share.
(12)	Includes 2,500 shares issuable on exercise of outstanding options exercisable by Ms. Peters within 60 days at a weighted average exercise price of $37.40 per share.
(13)	Includes 20,250 shares issuable on exercise of outstanding options exercisable by Mr. Wilson within 60 days at a weighted average exercise price of $25.13 per share.
(14)	Includes 416,621 shares issuable on exercise of outstanding options that are held by all directors and executive officers and are exercisable within 60 days. Also includes 1,991 shares of common stock held for such executive officers’ individual accounts under our 401(k) employee savings plan and 38 shares held for such officers’ individual accounts under our employee stock ownership plan and 26,999 shares held by Mr. Neilson’s wife.
(15)	Information is based on a Schedule 13G filed with the SEC on January 26, 2006 by Barclays Global Fund Advisors. This filing indicates that Barclays Global Fund Advisors has sole discretion and voting power over 581,935 of these shares. The filing also indicates that Barclays Global Investors, NA has sole discretionary power over 935,499 of these shares and sole voting power over 829,216 of these shares.
(16)	Information is based on a Schedule 13G filed with the SEC on February 14, 2006 by FMR Corp. This filing indicates that FMR Corp. has sole voting power over 94,500 of these shares and sole dispositive power over 1,463,400 of these shares.
(17)	Information is based on a Schedule 13G filed with the SEC on January 23, 2006 by Turner Investment Partners, Inc. This filing indicates that Turner Investment Partners, Inc. has sole investment discretion and voting power over 1,294,647 of these shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Robert D. Neilson’s wife is employed by the Company as vice president, marketing, and her annual salary for 2005 was $205,000.

LIST OF SHAREHOLDERS OF RECORD

A list of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and will also be available ten days prior to the annual meeting between the hours of 9:00 a.m. and 4:00 p.m., Pacific time, at Office of the Corporate Secretary, Itron, Inc., 2818 North Sullivan Road, Spokane Valley, Washington. A shareholder may examine the list for any legally valid purpose related to the annual meeting.

INDEPENDENT AUDITORS

Deloitte & Touche audited the consolidated financial statements of the Company for the year ended December 31, 2005 and internal control over financial reporting as of December 31, 2005. The Audit/Finance Committee has selected Deloitte & Touche LLP to serve as independent registered public accounting firm to conduct an audit of the Company’s consolidated financial statements for the year ended December 31, 2006 and internal control over financial reporting as of December 31, 2006. Representatives of Deloitte & Touche will be present at the Annual Meeting, with the opportunity to make a statement and answer appropriate shareholder questions.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of our 2005 Annual Report to Shareholders on Form 10-K, which includes our financial statements, accompanies this proxy statement.

SHAREHOLDER PROPOSALS FOR 2007

Under the SEC’s proxy rules, shareholder proposals that meet specified conditions may be included in our proxy statement and proxy for the 2007 annual meeting. Under Exchange Act Rules 14a-5(e) and 14a-8(e), shareholders that intend to present a proposal at our 2007 annual meeting must give us written notice of the proposal not later than November 15, 2006 for the proposal to be considered for inclusion in our proxy materials for that meeting. In addition, shareholders desiring to submit nominations for the election of directors or proposals that will not be included in our proxy materials must do so in accordance with the advance notice provisions and other applicable requirements set forth in our bylaws. Our bylaws provide that the notice of proposals not submitted for inclusion in our proxy materials must be received by Itron at least 90 days and not more than 120 days prior to the anniversary date of the prior year’s annual meeting and that the notice of nominations for election of directors must be received at least 60 days and not more than 90 days prior to the date of our annual meeting. Shareholders who intend to present proposals at the 2007 annual meeting that will not be included in our proxy materials must provide to our Corporate Secretary written notice of the business they wish to propose no later than February 8, 2007 and no sooner than January 9, 2007, assuming the annual meeting is held on Tuesday, May 9, 2007. Our timely receipt of a proposal by a qualified shareholder will not guarantee the proposal’s inclusion in our proxy materials or presentation at the 2007 annual meeting, because there are other requirements in the proxy rules. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with all applicable requirements of the SEC’s proxy rules, state law and our bylaws.

Shareholder proposals should be directed to our Corporate Secretary, Itron, Inc., P.O. Box 15288, Spokane Valley, Washington 99215-5288.

Appendix A

ITRON, INC.

AMENDED AND RESTATED

2000 STOCK INCENTIVE PLAN

SECTION 1.    PURPOSE

The purpose of the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan (the “Plan”) is to enhance the long-term shareholder value of Itron, Inc., a Washington corporation (the “Company”), by offering opportunities to selected persons to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Related Corporations (as defined in Section 2) and to acquire and maintain stock ownership in the Company.

SECTION 2.    DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

“Award” means any Option, Stock Award or Performance Shares and Performance Units granted pursuant to the provisions of the Plan.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing the Award or in a written employment or services agreement between the Participant and the Company or a Related Corporation in connection with an Award, means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, no par value per share, of the Company.

“Corporate Transaction” has the meaning set forth in Section 14.3.1.

“Covered Employee” means a “covered employee” as that term is defined in Section 162(m)(3) of the Code or any successor provision.

“Disability,” unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Related Corporation and to be engaged in any substantial gainful activity.

“Effective Date” has the meaning set forth in Section 16.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on The NASDAQ Stock Market, the closing sales price for the Common Stock as reported by The NASDAQ Stock Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

“Grant Date” means the date on which the Plan Administrator completes the corporate action authorizing the grant of an Award or such later date specified by the Plan Administrator, and on which all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

“Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

“Option” means the right to purchase Common Stock granted under Section 7.

“Option Term” has the meaning set forth in Section 7.3.

“Parent,” except as otherwise provided in Section 8.8 in connection with Incentive Stock Options, means any entity, whether now or hereafter existing, that directly or indirectly controls the Company.

“Participant” means the person to whom an Award is granted.

“Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 10.

“Performance Share” has the meaning set forth in Section 10.1.

“Performance Unit” has the meaning set forth in Section 10.2.

“Plan Administrator” has the meaning set forth in Section 3.1.

“Related Corporation” means any Parent or Subsidiary of the Company.

“Related Party Transaction” has the meaning set forth in Section 14.3.1.

“Retirement,” unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan, means retirement on or after the individual’s normal retirement date under the Company’s 401(k) plan or other similar successor plan applicable to salaried employees.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Award” means shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

“Subsidiary,” except as otherwise provided in Section 8.8 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company.

“Successor Corporation” has the meaning set forth in Section 14.3.2.

“Termination Date” has the meaning set forth in Section 7.6.

“Vesting Base Date” means the Grant Date or such other date selected by the Plan Administrator as the date from which an Option begins to vest for purposes of Section 7.4.

SECTION 3.    ADMINISTRATION

3.1	Plan Administrator

The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (a “Plan Administrator”). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code and (b) “non-employee directors” as contemplated by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of eligible persons, within the limits specifically prescribed by the Board.

3.2	Administration and Interpretation by Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Award and may from time to time adopt and change rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. In no event, however, shall the Plan Administrator have the right to (a) without shareholder approval, cancel or amend outstanding Options for the purpose of repricing, replacing or regranting such Options with a purchase price that is less than the purchase price for the original Options, except in connection with adjustments provided in Section 14.1, or (b) issue an Option or amend an outstanding Option to provide for the grant or issuance of a new Option on exercise of the original Option. The Plan Administrator may delegate ministerial duties to such of the Company’s officers as it so determines. The Plan Administrator, for purposes of determining the effect on an Award of a Company-approved leave of absence or a Participant’s working less than full-time, shall be the chief executive officer of the Company or his designee.

SECTION 4.    STOCK SUBJECT TO THE PLAN

4.1	Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 14.1, the number of shares of Common Stock that shall be available for issuance under the Plan shall be 5,125,000. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

4.2	Limitations

Subject to adjustment from time to time as provided in Section 14.1, not more than an aggregate of 300,000 shares shall be available for issuance pursuant to grants of Awards other than Options under the Plan. This Section 4.2(a) is not intended as a limit on the number of Options that may be granted under the Plan.

4.3	Reuse of Shares

Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in vested and nonforfeitable shares) shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

SECTION 5.    ELIGIBILITY

Awards may be granted under the Plan to those officers, directors and employees of the Company and its Related Corporations as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Related Corporations; provided, however, that such Participants render bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6.    AWARDS

6.1	Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options and Stock Awards. Awards may be granted singly or in combination.

6.2	Settlement of Awards

The Company may settle Awards through the delivery of shares of Common Stock, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents.

6.3	Acquired Company Awards

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or stock, reorganization or liquidation (the “Acquisition Transaction”). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

SECTION 7.    AWARDS OF OPTIONS

7.1	Grant of Options

The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2	Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date. For Incentive Stock Options granted to a more than 10% shareholder, the Option exercise price shall be as specified in Section 8.2.

7.3	Term of Options

The term of each Option (the “Option Term”) shall be as established by the Plan Administrator or, if not so established, shall be ten years from the Grant Date. For Incentive Stock Options, the maximum Option Term shall be as specified in Sections 8.2 and 8.4.

7.4	Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Participant’s Continuous Employment or Service With the Company or Its Related Corporations From the Vesting Base Date	Percent of Total Option That Is Vested and Exercisable
After 1 year	25%
After 2 years	50%
After 3 years	75%
After 4 years	100%

The Plan Administrator may adjust the vesting schedule of an Option held by a Participant who works less than “full-time” as that term is defined by the Plan Administrator or who takes a Company-approved leave of absence.

To the extent that an Option has vested and become exercisable, the Option may be exercised from time to time by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 7.5. An Option may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5	Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, in any combination of:

(a) cash or check;

(b) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price;

(c) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or

(d) such other consideration as the Plan Administrator may permit.

In addition, to assist a Participant (including a Participant who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (i) the payment by a Participant of a promissory note or (ii) the guarantee by the Company of a loan obtained by the Participant from a third party; provided, however, that any such note or loan must be full-recourse to the extent necessary to avoid charges to the Company’s earnings for financial reporting purposes. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans or loan guarantees, including the interest rate and terms of and security for repayment.

7.6	Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Related Corporations, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a) Any portion of an Option that is not vested and exercisable on the date of termination of the Participant’s employment or service relationship (the “Termination Date”) shall expire on such date.

(b) Any portion of an Option that is vested and exercisable on the Termination Date shall expire upon the earliest to occur of

(i) the last day of the Option Term;

(ii) if the Participant’s Termination Date occurs for reasons other than Cause, Retirement, death or Disability, the three-month anniversary of such Termination Date; and

(iii) if the Participant’s Termination Date occurs by reason of Retirement, Disability or death, the one-year anniversary of such Termination Date.

Notwithstanding the foregoing, if the Participant dies after the Termination Date while the Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Termination Date shall expire upon the earlier to occur of (y) the last day of the Option Term and (z) the first anniversary of the date of death, unless the Plan Administrator determines otherwise.

Also notwithstanding the foregoing, in case of termination of the Participant’s employment or service relationship for Cause, the Option shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option likewise shall be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination Date, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

A Participant’s transfer of employment or service relationship between or among the Company and its Related Corporations, or a change in status from an employee to a consultant, agent, advisor or independent contractor or vice versa, shall not be considered a termination of employment or service relationship for purposes of this Section 7. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

SECTION 8.    INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1	Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2	More Than 10% Shareholders

If an individual owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option Term shall not exceed five years. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.3	Eligible Employees

Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options.

8.4	Term

Subject to Section 8.2, the Option Term shall not exceed ten years.

8.5	Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Termination Date for reasons other than death or Disability, (b) more than one year after the Termination Date by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6	Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 Internal Revenue Code of 1986 (“the Code”), the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7	Promissory Notes

The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

8.8	Code Definitions

For purposes of this Section 8, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

SECTION 9.    STOCK AWARDS

9.1	Grant of Stock Awards

The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Stock Award shall occur by reason of termination of the Participant’s employment or service relationship.

9.2	Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant’s death, to the personal representative of the Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.3	Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Stock Award intended to be exempt under Section 162(m) of the Code for the year in which the Stock Award is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

SECTION 10.    PERFORMANCE AWARDS

10.1    Performance Shares

The Plan Administrator may grant Awards of performance shares (“Performance Shares”) and designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of such property as the Plan Administrator shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Plan Administrator, and other terms and conditions specified by the Plan Administrator. Notwithstanding the satisfaction of any performance goals, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Plan Administrator shall determine in its sole discretion.

10.2    Performance Units

The Plan Administrator may grant Awards of performance units (“Performance Units”) and designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Plan Administrator shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Plan Administrator, and other terms and conditions specified by the Plan Administrator. Notwithstanding the satisfaction of any performance goals, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Plan Administrator shall determine in its sole discretion.

SECTION 11.    CODE SECTION 162(m) PROVISIONS

(a) Notwithstanding any other provision of the Plan, if the Plan Administrator determines at the time a Stock Award or a Performance Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Plan Administrator may provide that this Section 11 is applicable to such Award.

(b) If a Stock Award or a Performance Award is subject to this Section 11, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Plan Administrator, which shall be based on the attainment of specified levels of one or any combination of the following business criteria of the Company as a whole or any business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Plan Administrator within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(c) Notwithstanding any provision of the Plan other than Section 14, with respect to any Stock Award or Performance Award that is subject to this Section 11, the Plan Administrator may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Plan Administrator may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.

(d) The Plan Administrator shall have the power to impose such other restrictions on Awards subject to this Section 11 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

(e) Subject to adjustment from time to time as provided in Section 14.1, no Covered Employee may be granted Options, Stock Awards or Performance Shares subject to this Section 11 in any calendar year period with respect to more than 300,000 shares of Common Stock for such Award, except that the Company may make additional one time grants of such Awards for up to 600,000 shares to newly hired individuals, and the maximum dollar value payable with respect to Performance Units subject to this Section 11 granted to any Covered Employee in any one calendar year is $1,000,000.

SECTION 12.    WITHHOLDING

The Company may require the Participant to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Participant to satisfy withholding obligations, in whole or in part, (a) by paying cash, (b) by electing to have the Company withhold shares of Common Stock (up to the minimum required federal tax withholding rate), or (c) by transferring to the Company shares of Common Stock (already owned by the Participant for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), in such amounts as are equivalent to the Fair Market Value of the withholding obligation.

SECTION 13.    ASSIGNABILITY

Awards granted under the Plan and any interest therein may not be assigned, pledged or transferred by the Participant and may not be made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Participant designates a beneficiary on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, Awards may be exercised only by the Participant. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment or transfer; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

SECTION 14.    ADJUSTMENTS

14.1    Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefore or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1 and the maximum number and kind of securities that may be made subject to Stock Awards and to Awards to any individual as set forth in Section 4.2, (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefore, and (iii) and the number and kind of securities automatically granted pursuant to a formula program established under the Plan. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Corporate Transaction shall not be governed by this Section 14.1 but shall be governed by Sections 14.2 and 14.3, respectively.

14.2    Dissolution or Liquidation

In the event of the proposed dissolution or liquidation of the Company, the Plan Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Plan Administrator in its discretion may permit a Participant to exercise an Option until ten days prior to such transaction with respect to all vested and exercisable shares of Common Stock covered thereby and with respect to such number of unvested shares as the Plan Administrator shall determine. In addition, the Plan Administrator may provide that any forfeiture provision or Company repurchase option applicable to any Award shall lapse as to such number of shares as the Plan Administrator shall determine, contingent upon the occurrence of the proposed dissolution or liquidation at the time and in the manner contemplated. To the extent an Option has not been previously exercised, the Option shall terminate automatically immediately prior to the consummation of the proposed action. To the extent a forfeiture provision applicable to a Stock Award has not been waived by the Plan Administrator, the Stock Award shall be forfeited automatically immediately prior to the consummation of the proposed action.

14.3    Corporate Transaction

14.3.1    Definitions

“Corporate Transaction” means any of the following events:

(a) Consummation of any merger or consolidation of the Company with or into another corporation;

(b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company’s outstanding securities or substantially all the Company’s assets other than a transfer of the Company’s assets to a majority-owned subsidiary corporation (as defined in Section 8.8) of the Company; or

(c) Acquisition by a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act of a majority or more of the Company’s outstanding voting securities (whether directly or indirectly, beneficially or of record). Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

“Related Party Transaction” means (i) a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger hold at least a majority of the shares of Common Stock in the surviving corporation or parent thereof immediately after the merger, (ii) a mere reincorporation of the Company, or (iii) a transaction undertaken for the sole purpose of creating a holding company.

14.3.2    Options

In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award or in written employment or services agreement between a Participant and the Company or a Related Corporation in connection with an Award, each outstanding Option shall be assumed, continued or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable, (the “Successor Corporation”). If the Corporate Transaction is not a Related Party Transaction, upon consummation of the Corporate Transaction the assumed or substituted options shall automatically become fully vested and exercisable whether or not the vesting requirements set forth in the applicable option agreement have been satisfied. If the Corporate Transaction is a Related Party Transaction, the vesting schedule set forth in the instrument evidencing the Option shall continue to apply to the assumed or substituted options.

In the event that the Successor Corporation refuses to assume or substitute for the Option, the Participant shall fully vest in and have the right to exercise the Option as to all of the shares of Common Stock subject thereto, including shares as to which the Option would not otherwise be vested or exercisable. If an Option will become fully vested and exercisable in lieu of assumption or substitution in the event of a Corporate Transaction, the Plan Administrator shall notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a specified time period after the date of such notice, and the Option shall terminate upon the expiration of such period, in each case conditioned on the consummation of the Corporate Transaction. For the purposes of this Section 14.3, the Option shall be considered assumed if, following the Corporate Transaction, the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option, immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction. All Options shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation.

14.3.3    Stock Awards

In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award or in a written employment or services agreement between a Participant and the Company or a Related Corporation in connection with an Award, the vesting of shares subject to Stock Awards shall accelerate, and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting and exercisability of outstanding Options accelerate in connection with the Corporate Transaction. If unvested Options are to be assumed, continued or substituted by a Successor Corporation without acceleration upon the occurrence of a Corporate Transaction, the forfeiture provisions to which such shares are subject will continue with respect to shares of the Successor Corporation that may be issued in exchange for such shares.

14.3.4    Performance Awards

In the event of a Corporate Transaction, the vesting and payout of Performance Awards shall be as provided in the instrument evidencing the Award or in a written employment or services agreement between a Participant and the Company or a Related Corporation.

14.4    Further Adjustment of Awards

Subject to Sections 14.2 and 14.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to the Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

14.5    Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.6    Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 15.    AMENDMENT AND TERMINATION OF PLAN

15.1    Amendment of Plan

The Plan may be amended only by the Board in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a “modification” to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

15.2    Suspension or Termination of Plan

The Board may suspend or terminate the Plan at any time. The Plan shall have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than ten years after the later of (a) the Plan’s adoption by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

15.3    Consent of Participant

The suspension, amendment or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, impair or diminish any rights or obligations under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 14 shall not be subject to these restrictions.

SECTION 16.    GENERAL

16.1    Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

16.2    No Individual Rights

Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Corporation or limit in any way the right of the Company or any Related Corporation to terminate a Participant’s employment or other relationship at any time, with or without Cause.

16.3    Registration

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

To the extent that the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

16.4    No Rights as a Shareholder

No Option or Stock Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

16.5    Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

16.6    Participants in Foreign Countries

The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Corporations may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

16.7    No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

16.8    Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

16.9    Choice of Law

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of laws.

SECTION 17.    EFFECTIVE DATE

The Effective Date is the date on which the Plan is adopted by the Board, so long as it is approved by the Company’s shareholders at any time within 12 months of such adoption.

Appendix B

ITRON, INC.

AUDIT/FINANCE COMMITTEE CHARTER

Purpose and Authority

The purpose of the Audit and Finance Committee (the “Committee”) of Itron, Inc., (the “corporation”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibilities to shareholders in monitoring (a) the quality and integrity of the financial reports and other financial information provided by the corporation to governmental bodies and the public; (b) the corporation’s auditing, accounting and financial reporting processes; (c) the corporation’s compliance with legal and regulatory requirements; (d) the independent auditor’s qualifications and independence; (e) the performance of the corporation’s internal audit function, internal auditors and its independent auditors; and (f) compliance with the corporation’s code of ethics for senior financial officers and compliance with its code of conduct for all personnel.

The Committee shall have the sole authority and responsibility to appoint, determine funding for, oversee and, where appropriate, replace the independent auditor. The Committee shall also have all authority and resources necessary to fulfill the duties and responsibilities assigned to the Committee in this charter or otherwise assigned to it by the Board.

As the Committee deems appropriate, it may retain independent counsel, accounting and other professionals to assist the Committee without seeking Board approval with respect to the selection, fees or terms of engagement of any such advisors.

The Committee when appropriate may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

Composition

Independence

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence requirements established by the Board, the Nasdaq Stock Market and applicable federal and state securities laws and any other rules or regulations applicable to the corporation from time to time.

Financial Literacy

Each member of the Committee shall be financially literate (at a minimum, able to read and understand fundamental financial statements, including the corporation’s balance sheet, income statement and cash flow statement). At least one Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and shall otherwise meet any Nasdaq Stock Market and federal and state law requirements or other applicable rules and regulations relating to financial expertise as may be applicable to the corporation from time to time.

Service on Other Public Company Audit Committees

No member of the Committee shall serve on more than two audit committees of publicly traded companies, other than the corporation, at the same time such member serves on this Committee, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on this

Committee. If a Committee member serves on the audit committees of both a public company and a wholly owned subsidiary of such company, such service shall be counted as service on one audit committee, rather than two.

Appointment and Removal of Members

The Committee shall be appointed by the Board annually. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. Vacancies on the Committee may be filled through appointment by the Board at any time. The Board may remove any member of the Committee at any time with or without cause.

Meetings

The Committee shall establish a meeting calendar annually, which shall include at least four quarterly meetings for the year. The Committee may hold such other meetings as are necessary or appropriate in order for the Committee to fulfill its responsibilities. A secretary shall be designated to record meeting minutes. As part of its responsibility to foster open communications, the Committee should meet periodically, or as otherwise required, with management, internal audit personnel and the independent auditor in separate executive sessions to discuss any matter that the Committee or any of the other groups believe warrant Committee attention.

Any two members of the Committee shall be sufficient to constitute a quorum and a majority of a quorum shall be sufficient to adopt any resolution or take any action, including the approval of reports and documents. Meetings may be called by the Chairman or by any two Committee members, and may be held telephonically or in person. The independent auditor shall receive notice of meetings in advance to allow the independent auditor the opportunity to attend.

Responsibilities

General

1.	Provide an open and candid avenue of communication between the management, independent auditor, internal audit personnel, and the Board.

2.	Inquire of management, the independent auditor, and internal audit personnel about significant risks or exposures that exist in the corporation’s financial reporting and internal control systems, and assess the steps that management has taken to correct or manage such risks.

3.	Provide minutes of Committee meetings to and report, no less frequently than quarterly, to the Board concerning the Committee’s various responsibilities and Committee recommendations.

4.	Maintain an awareness of the financial condition of the corporation and its progress in achieving its goals and objectives.

Documents/Reports

1.	Review and reassess the adequacy of this charter annually and, if appropriate, propose changes to the Board.

2.	Review the corporation’s annual financial statements, including accompanying footnotes and the independent auditor’s report thereon, its quarterly financial statements, and any other reports or other financial information submitted to the public, including any certification, report, opinion, or review rendered by the independent auditor.

3.

Review and discuss with management and the independent auditors the corporation’s 10-Qs and 10-Ks, including the corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to their filing with the SEC. Review, at the Committee’s discretion, any other filings with the SEC (e.g., 8-Ks and registration statements) or earnings releases to be issued by the corporation before they are filed or made public. Review and discuss with appropriate management their periodic evaluation of the corporation’s disclosure practices and procedures and periodic certification process relating to periodic SEC filings.

4.	At the discretion of the Committee, review any other reports filed with any entity or governmental body.

5.	Prepare the report of the Audit Committee required by the rules of the SEC to be included in the corporation’s annual proxy statement.

Independent Auditor

1.	Select and retain the independent auditor; determine and approve compensation of the independent auditor; resolve disagreements between management and the independent auditor; oversee and evaluate the independent auditor and, where appropriate, replace the independent auditor, with the understanding that the independent auditor shall report directly to the Committee and shall be ultimately accountable to the Committee and to the Board, as representatives of the shareholders of the corporation.

2.	Annually obtain and review the letter and written disclosures from the independent auditor consistent with Independence Standards Board Standard No. 1, including a formal written statement by the independent auditor delineating all relationships between the auditor and the corporation; actively engage in a dialogue with the auditor with respect to that firm’s independence and any disclosed relationships or services that may impact the objectivity and independence of the auditor; and take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

3.	Annually discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, Communications with Audit Committee, SAS No. 89, Audit Adjustments, and SAS No. 90, Audit Committee Communications, all as amended from time to time, together with any other matters as may be required for public disclosure or otherwise under applicable laws, rules and regulations.

4.	If so determined by the Committee, based on its review and discussion of the audited financial statements with management and the independent auditor, its discussions with the independent auditor regarding the matters required to be discussed by SAS 61, and its discussions regarding the auditor’s independence, recommend to the Board that the audited financial statements be included in the corporation’s annual report on Form 10-K.

5.	Pre-approve the retention of the independent auditor for all audit and such non-audit services as the independent auditor is permitted to provide the corporation and approve the fees for such services, and ensure that the Committee’s approval of any non-audit services from the independent auditor is publicly disclosed pursuant to applicable laws, rules and regulations. Pre-approval of audit and non-audit services from the independent auditor may not be delegated to management, but may be delegated to one or more members of the Committee so long as that member or members report their decisions to the Committee at the next scheduled meeting. In considering whether to pre-approve any non-audit services from the independent auditor, the Committee or its delegees shall consider whether the provision of such services is compatible with maintaining the independence of the auditor.

6.	Annually review and approve, in consultation with the independent auditor and management, the scope of the annual audit plan of the independent auditor and staffing.

7.	Annually review the performance and qualifications of the independent auditor, including the lead audit partner, and approve any proposed discharge of the independent auditor. Ensure that the independent auditor’s lead partner and reviewing partner are replaced every five years, or as otherwise required by applicable law. Consider, from time to time, whether a rotation of the independent auditing firm would be in the best interests of the corporation and its shareholders.

8.	Periodically consult with the independent auditor out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

9.	Set clear policies for the corporation’s hiring of employees or former employees of the independent auditor who were engaged on the corporation’s account, and ensure that such policies comply with any regulations applicable to the corporation from time to time.

10.	Review, as appropriate, the engagement of additional outside audit firms.

Internal Auditor

1.	On an annual basis review and approve, in consultation with the internal auditor, the scope of the annual audit plan of the internal auditor.

2.	Annually review the performance and qualifications of the internal auditor. Any discharge of the internal auditor by management must be approved by the Committee to be effective.

3.	Periodically consult with the internal auditor out of the presence of management about internal controls and the fullness and accuracy of the corporation’s financial statements.

Financial Reporting Processes

1.	In consultation with the independent auditor, review the integrity, quality and appropriateness of the corporation’s financial reporting processes, both internal and external, accounting policies and disclosure practices.

2.	Consider and approve, if appropriate, major changes to the corporation’s auditing and accounting principles and practices, as suggested by the independent accountants or management or by other advisors to the Committee.

3.	Review significant management estimates and judgments made in management’s preparation of the financial statements and the view of management and the independent auditor as to appropriateness of such judgments and related disclosures.

4.	Inquire of management concerning material business risks so that it can assess those risks and the quality and adequacy of disclosures.

5.	Following completion of the annual audit, review any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, adjustments noted by the independent auditor but not taken by management, communications between the audit team and the national office, and any management or internal control letters issued or proposed to be issued.

6.	Review any significant disagreements among management and the independent auditor in connection with the preparation of financial statements.

7.	Review with the internal auditor the internal auditor’s assessment of the integrity, quality and appropriateness of the corporation’s financial reporting processes, both internal and external, accounting policies and disclosure practices. Review any reports issued by the internal auditor concerning the integrity, quality and appropriateness of the corporation’s financial reporting processes.

Accounting Policies; Internal Processes; Risk Management

1.	Obtain and review timely reports from the independent auditor regarding (1) all critical accounting policies to be used, (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

2.	Review with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the corporation.

3.	Review changes in promulgated accounting and auditing standards that may materially affect the corporation’s financial reporting practices.

4.	Review with the independent auditor and management the results of any benchmarking or process improvement reports (including but not limited to management letters), whether or not containing recommendations, concerning process and organizational performance, efficiency, or improvements.

5.	Review with the independent auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

6.	Consider and review with the independent auditor the adequacy of the corporation’s internal controls, including computerized information system controls and security. Review any report issued by the independent auditor regarding management’s assessment of the corporation’s internal controls.

7.	Review any reports by management regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the corporation’s internal controls.

8.	Consider and review the adequacy of the corporation’s risk management policies and procedures, including insurance and bonding, derivatives and foreign currency exchange risk mitigation and hedging.

9.	Summarize for the Board management’s recommendations on dividend policy, financing activities, capital investment, and cash management and investments.

10.	Review with the internal auditor the adequacy of the corporation’s internal controls, including computerized information system controls and security. Review any report issued by the internal auditor regarding the corporation’s internal controls.

11.	Review and discuss with management and the independent auditor as appropriate any correspondence with or findings from regulators or governmental agencies or any employee complaints or reports raising material issues relating to the corporation’s financial statements or auditing or accounting processes or policies or internal controls.

Related-Party Transactions

Review and approve all related-party transactions, including transactions between the corporation and its officers or directors or affiliates of officers or directors.

Legal Compliance

1.	Ensure that management has a legal review system in place to ensure that corporation’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

2.	Review, with the corporation’s counsel, legal compliance matters including corporate securities trading policies and any legal matter that could have a significant impact on the organization’s financial statements.

Ethics Compliance and Complaint Procedures

1.	Monitor compliance with a code of ethics for senior financial officers pursuant to and to the extent required by regulations applicable to the corporation from time to time.

2.	Monitor compliance with a code of conduct for all employees, officers and directors pursuant to and to the extent required by regulations applicable to the corporation from time to time.

3.	Establish and monitor procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

4.	Establish and monitor procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Other

1.	Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, retaining independent legal counsel and other professionals to assist in the conduct of any investigation as the Committee deems appropriate or necessary.

2.	Perform any other activities consistent with this charter, the corporation’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

3.	Conduct an evaluation of Committee performance annually.

It is not the responsibility of the Committee to plan or conduct audits or to determine whether the corporation’s financial statements are complete and accurate or in accordance with generally accepted accounting principles, as the Committee’s role is one of oversight, as distinguished from the roles of management and of the independent auditor.

Appendix C

ITRON, INC.

COMPENSATION COMMITTEE CHARTER

Purpose

The purpose of the Compensation Committee is to:

•	Approve and evaluate officer compensation plans, policies and programs of the Company.

•	Engage or terminate any outside consultant that is retained to assist the Committee in the evaluation of Chief Executive Officer or senior executive officer compensation, including the sole authority to approve fees and other retention terms.

•	Fulfill the duties and responsibilities assigned to the Committee in this Charter or otherwise assigned to it by the Board.

Members/Structure

As the Committee deems appropriate, it may retain independent counsel, accounting and other professionals to assist the Committee without seeking Board approval with respect to the selection, fees or retention terms for any such advisers.

The Committee, when appropriate may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Board or Company officers.

The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall (a) meet the independence requirements established by the Board and any other regulations applicable to the Committee from time to time, (b) be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (c) be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

Appointment and Removal of Members

The members of the Committee shall be appointed by the Board on the recommendation of the Corporate Governance Committee. The Board may remove any member from the Committee at any time with or without cause.

Responsibilities

1)	Develop and keep current executive compensation philosophy and establish and annually review and approve policies regarding executive compensation programs and practices and keep the Board informed of such policies.

2)	Review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, receive the evaluation of the CEO from the Corporate Governance Committee and report and make recommendations to the Board for the Chief Executive Officer’s total annual and long-term incentive compensation based on such goals on this evaluation. In determining the long-term incentive component of Chief Executive Officer’s compensation, the Committee will consider the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Chief Executive Officer in past years.

3)	Review the Chief Executive Officer’s recommendations and establish annual compensation for the Company’s other officers and inform the Board of such actions.

C-1

4)	Establish and administer annual and long-term incentive compensation plans for senior executives.

5)	Recommend to the Board for its approval and, where appropriate, submission to the Company’s shareholders, incentive compensation plans and equity-based plans.

6)	Recommend to the Board for its approval changes to executive compensation policies and programs.

7)	Review and approve all special executive employment, compensation and retirement arrangements.

8)	Annually review executive stock ownership and monitor progress toward meeting ownership guidelines.

9)	Review and approve, after consultation with the Corporate Governance Committee, Board compensation programs and stock ownership guidelines.

10)	Recommend to the Board for Board action, all Internal Revenue Service tax-qualified retirement plans and all plan amendments that are non-administrative in nature; fulfill ERISA fiduciary and non-fiduciary functions by approving and recommending to the Board for Board action:

•	The designation of the trustee and the execution of trust agreements for any such plan or plans;

•	The termination, merger or consolidation of any such plan or plans; and

•	The extension of plan participation to employees of affiliates or subsidiaries.

11)	Recommend to the Board for Board action all nonqualified benefit plans and all plan amendments that are non-administrative in nature; approve and recommend to the Board for its action:

•	The designation of the trustee and the execution of trust agreements for any such plan or plans;

•	The termination, merger or consolidation of any such plan or plans; and

•	The extension of plan participation to employees of affiliates or subsidiaries.

12)	Annually review plan administration, participation and regulatory compliance of nonqualified plans.

13)	Review management’s recommendations for other nonexecutive corporate incentive plans and annually review plan goals and results.

14)	Provide minutes of Committee meetings to the Board and report promptly to the Board on any significant matters arising from the Committee’s work, including awards for top executives and special executive employment, compensation and retirement arrangements.

15)	Prepare the report on executive compensation required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Meetings

The Committee shall establish a meeting calendar annually. The Committee may hold such other meetings as are necessary or appropriate in order for the Committee to fulfill its responsibilities. In the absence of a member designated by the Board to serve as chair, the members of the Committee may appoint from among their number a person to preside at their meetings. When appropriate, the Committee may meet in separate executive session with management, employees, internal audit and the independent auditor to discuss matters that the Committee or the other groups believe warrant Committee attention.

Evaluation

The Committee shall review and reassess this Charter at least annually and, if appropriate, propose changes to the Board.

The Committee shall obtain or perform an annual evaluation of the Committee’s performance and make applicable recommendations for improvement.

C-2

Appendix D

ITRON, INC.

CORPORATE GOVERNANCE COMMITTEE CHARTER

Purpose

The purpose of the Committee is to:

•	Assist the Board in identifying qualified individuals to become Board members;

•	Determine the composition of the Board of Directors and its committees;

•	Evaluate the Board and management effectiveness;

•	Oversee the Company’s corporate governance principles; and

•	Develop and implement the Company’s corporate governance guiding principles.

Members/Structure

The Committee shall be comprised of four non-employee directors whom the Board determines to be independent in accordance with the Securities and Exchange Commission, NASDAQ and NYSE rules (Bylaws require at least two (Bylaws 3.16.1)). Members of the committee shall be appointed and may be removed by the Board of Directors. The Board will designate a Lead Director to act as the Chair of the Committee.

The Committee may request any officer/employee of the Company to serve in an advisory capacity to the Committee. Any such individual shall not be a member of the Committee and shall not have a vote. As the Committee deems appropriate, it may retain independent counsel, accounting and other professionals to assist the Committee without seeking Board approval with respect to the selection, fees or retention terms for any such advisers. The Committee will meet on a quarterly basis or more often, as needed.

Responsibilities

The Committee shall:

1)	Annually review and make recommendations regarding Board composition, organizational structure, tenure, Board size, responsibilities, director retention and director terms.

2)	Establish the qualifications for Board membership including independence standards, skills, and experience taking into consideration the nature of the Company, its stage of development, its future strategic vision and its current business needs.

3)	Identify and evaluate an appropriate list of qualified nominees for election to the Board at each annual meeting of shareholders or in the event of a vacancy.

4)	Evaluate the qualifications and performance of incumbent and prospective directors and determine whether to recommend them for election/re-election to the Board.

5)	Review conflicts of interest and time constraints of directors considering serving on other boards or who have changed employment.

6)	Recommend to the full Board removal of directors, when appropriate.

7)	Initiate and oversee an annual evaluation to determine the effectiveness of: a) the Board as a whole, b) the performance of each committee, and c) the performance of individual directors.

8)	Develop a process to evaluate the performance of the CEO on an annual basis. The report shall be passed on to the chair of the Compensation Committee.

D-1

9)	Develop, periodically review, and recommend to the Board a set of corporate governance principles applicable to the Company.

10)	Review director orientation and training and recommend enhancements to the Board, where appropriate.

11)	Annually review Board committee charters to ensure that responsibilities are appropriately reflected and there is no duplication. Recommend revisions to the respective committees.

12)	Recommend committee membership and chair of each committee, taking into account the skills and background of each director, as well as the standards of NASDAQ as well as NYSE and applicable laws, rules and regulations.

13)	Develop and periodically report to the Board succession plans for the CEO and ensure succession plans are in place for other key executives.

14)	Review the quality, sufficiency and currency of information furnished by management to the directors in conjunction with Board meetings and make recommendations.

15)	Perform such other functions within the scope of the foregoing which the Committee deems appropriate to undertake from time to time.

D-2

Appendix E

ITRON, INC.

HEALTH, SAFETY, ENVIRONMENT AND LITIGATION COMMITTEE CHARTER

Purpose

The Health, Safety, Environment and Litigation Committee (HSEL Committee) is appointed by Itron’s Board of Directors to assist the Board in fulfilling its oversight responsibilities for the Company’s (and its controlled subsidiaries) health, safety and environmental policies, programs and initiatives and litigation, potential litigation and other disputed matters which, in the judgment of Company management, could have a material effect upon the Company’s financial statements

Membership

The HSEL Committee will be comprised of three or more Directors, as determined periodically by the Board. The Board will also designate a Committee Chair.

Appointment and Removal of Members

The members of the Committee will be appointed by the Board on the Recommendation of the Corporate Governance Committee. The Board may remove any member from the Committee with or without cause.

Responsibilities

•	Receive a report from and review with appropriate Company managers at least twice each calendar year the status of the Company’s health, safety and environmental policies and processes to insure that such policies and processes are designed to comply with applicable laws and regulations.

•	Review with appropriate Company managers periodically as necessary the Company’s compliance with its health, safety and environmental policies and processes.

•	Review and report to the Board at least twice each calendar year on the Company’s health, safety and environmental policies and processes and, if appropriate, make recommendations to the Board.

•	Review at each meeting the status of litigation, potential litigation and other disputed matters which, in the judgment of Company management, could have a material effect upon the Company’s financial statements.

•	Review and report to the Board as necessary the status of such litigation and disputed matters and, if appropriate, make recommendations to the Board.

Meetings

The Committee must establish a meeting calendar annually. The Committee may hold such other meetings as are necessary or appropriate for the Committee to fulfill its responsibilities. In the absence of a member designated by the Board to serve as Committee Chair, the members of the Committee may appoint from among their number a person to preside at Committee meetings. When appropriate, the Committee may meet in separate executive session with management, employees, internal audit and the independent auditor to discuss matters that the Committee or the other groups believe warrant Committee attention.

The Committee may invite other individuals, including external advisors to attend Committee meetings and provide information, analysis and advice as it deems appropriate.

Evaluation

The Committee will review and assess this Charter annually and changes to the Board if necessary.

The Committee will perform or have performed an annual evaluation of the Committee’s performance and make recommendations to the Board for improvement.

E-1

ITRON, INC.

This Proxy is solicited by Itron’s Board of Directors for the Annual Meeting of

Shareholders to be held on May 9, 2006.

The undersigned hereby appoint(s) LeRoy D. Nosbaum and Steven M. Helmbrecht and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Itron, Inc. held of record by the undersigned on February 28, 2006 at the Annual Meeting of Shareholders of Itron to be held at the principal executive offices of Itron, Inc. - in the Atrium, 2818 North Sullivan Road, Spokane Valley, Washington, 99216, at 8:00 a.m., local time, on Tuesday, May 9, 2006, with authority to vote upon the matters listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED AND FOR THE OTHER PROPOSAL OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR THE NOMINEES” AND “FOR” THE ADOPTION OF MATTER 2.	Mark Here for Address Change or Comments	☐

PLEASE SEE REVERSE SIDE

				FOR	AGAINST	ABSTAIN
				the	the
1. ELECTION OF DIRECTORS.				Adoption	Adoption
Nominees: 01 Charles H. Gaylord, Jr. 02 Michael B. Bracy 03 Thomas S. Foley 04 Graham M. Wilson	FOR the nominees listed to the left ☐	WITHHOLD AUTHORITY to vote for the nominees listed to the left ☐	2. APPROVAL OF ITRON, INC. AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN	☐	☐	☐
			I plan to attend the Annual Meeting.			☐

(Withhold authority for the following nominee(s) only (write the names of the nominee(s) in the space below):
Shares represented by this proxy will be voted as directed by the shareholders in the space provided. If no direction is given, this proxy will be voted “FOR” both matters.			IMPORTANT - PLEASE DATE AND SIGN ON THE OTHER SIDE

Signature	Signature	Date

Please sign exactly as your name appears on your stock certificate. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc., and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time on May 8, 2006.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/itri Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement

on the internet at: http://www.itron.com

ITRON, INC.

Annual Meeting on May 9, 2006.

New York Life Trust Company, as Trustee of the Itron, Inc. Incentive Savings Plan, has been requested to forward to you the enclosed proxy material relative to the securities held by us in your account but not registered in your name. Such securities can be voted only by us as holder of record. We shall be pleased to vote your securities in accordance with your wishes if you will execute this form and return it to us promptly in the enclosed business reply envelope. It is understood that, if you sign without otherwise marking the form, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting.

For this meeting, to the extent of our authority to vote your securities in absence of your instructions, the Trustee is directed by Itron, Inc. Incentive Savings Plan, not to vote any allocated shares with respect to which the trustee does not receive timely voting directions. In order to ensure that your securities are voted as you wish, please return your proxy to us by May 5, 2006.

New York Life Trust Company

Please date and sign on the reverse side and mail promptly in the enclosed envelope.

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR THE NOMINEES” AND “FOR” THE ADOPTION OF MATTER 2.	Mark Here for Address Change or Comments	☐

PLEASE SEE REVERSE SIDE

Directors recommend: a vote for election of the following nominees:			Directors recommend: a vote for the following proposal:
1. ELECTION OF DIRECTORS.				FOR	AGAINST	ABSTAIN
Nominees: 01 Charles H. Gaylord, Jr. 02 Michael B. Bracy 03 Thomas S. Foley 04 Graham M. Wilson	FOR all nominees ☐	WITHHOLD AUTHORITY to vote for all nominees ☐	2. APPROVAL OF ITRON, INC. AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN	☐	☐	☐
			I plan to attend the Annual Meeting.			☐
(Withhold authority for the following nominee(s) only (write the names of the nominee(s) in the space below):
Shares represented by this proxy will be voted as directed by the shareholders in the space provided. If no direction is given, this proxy will be voted “FOR” both matters.			IMPORTANT — PLEASE DATE AND SIGN ON THE OTHER SIDE

Signature	Signature	Date

Please sign exactly as your name appears on your stock certificate. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc., and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time on May 5, 2006.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/itri-401k Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement

on the internet at: http://www.itron.com